Filed Pursuant to 424(b)(5)
Registration No. 333-221127

The information in this preliminary prospectus supplement is not complete and may be changed. We will amend and complete the information in this preliminary prospectus supplement. This preliminary prospectus supplement and the prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 25, 2017)

6,750,000 Equity Units

(Initially Consisting of 6,750,000 Corporate Units)

Stanley Black & Decker, Inc.

Stanley Black & Decker, Inc. is offering 6,750,000 Equity Units. Each Equity Unit will have a stated amount of $100 and will initially be a “Corporate Unit” consisting of a purchase contract issued by us and, initially, a 1/10, or 10%, undivided beneficial ownership in one share of 0% Series D Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share, issued by us, which we refer to as the “convertible preferred stock.”

•

The purchase contract will obligate you to purchase from us, on November 15, 2022, for a price of $100, a number of newly-issued shares of our common stock equal to the applicable settlement rate, which will not exceed                  shares (subject to anti-dilution adjustments), as described in this prospectus supplement. We will pay you quarterly contract adjustment payments at the rate of     % per year on the stated amount of $100 per Equity Unit, subject to our right to defer such contract adjustment payments as described in this prospectus supplement.

•

The convertible preferred stock will initially not bear any dividends and the liquidation preference of the convertible preferred stock will not accrete. The convertible preferred stock will be remarketed as described in this prospectus supplement. In connection with any successful remarketing, we may (but are not required to) modify certain terms of all outstanding shares of convertible preferred stock (whether or not remarketed), including the dividend rate, conversion rate, the redemption date and/or the fundamental change conversion right. After any successful remarketing in connection with which the dividend rate on the convertible preferred stock is increased, we will pay cumulative dividends on the convertible preferred stock, when, as, and if declared by our board of directors, quarterly in arrears, from the applicable remarketing settlement date.

•

Any contract adjustment payments on the purchase contracts or any dividends on the convertible preferred stock (which will only accrue after a successful remarketing in connection with which the dividend rate on the convertible preferred stock is increased) will be paid in cash, shares of our common stock, or a combination thereof, at our election, subject to certain limitations as described in this prospectus supplement, unless we have previously irrevocably elected a contract adjustment payment method or dividend payment method to apply.

•

We may not redeem any shares of the convertible preferred stock prior to December 22, 2022. We may redeem for cash all or any portion of the outstanding shares of convertible preferred stock, at our option, on or after December 22, 2022 at a redemption price equal to 100% of the liquidation preference per share of convertible preferred stock to be redeemed, plus any accumulated and unpaid dividends, if any (whether or not declared) (which will only accrue from and after the settlement date for a successful remarketing in connection with which the dividend rate on the convertible preferred stock is increased) to, but excluding, the redemption date.

•

Holders of separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to November 15, 2022 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing. On and after November 15, 2022, holders of shares of convertible preferred stock may convert some or all of their shares at their option at any time, all as described in this prospectus supplement.

•

The conversion rate will initially be                  shares of our common stock per share of convertible preferred stock, equivalent to a conversion price of approximately $            per share of common stock. The conversion rate will be subject to adjustment as described herein.

•

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement, unless we have previously irrevocably elected a settlement method to apply.

•

You can create Treasury Units from Corporate Units by substituting Treasury securities for your convertible preferred stock comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your convertible preferred stock for the Treasury securities comprising a part of the Treasury Units, in each case, subject to certain conditions described in this prospectus supplement.

•

Your convertible preferred stock (or after a successful optional remarketing, the applicable ownership interest in a Treasury portfolio), Treasury securities or, in certain circumstances described herein, cash, as the case may be, that are components of Equity Units will be pledged to us to secure your obligation under the related purchase contract.

•

If there is a successful optional remarketing of the convertible preferred stock as described in this prospectus supplement, and you hold Corporate Units, a portion of your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract. If there is a successful final remarketing, as described in this prospectus supplement, and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract.

We intend to use the net proceeds from this offering, together with cash on hand, to redeem in full our existing 5.75% Junior Subordinated Debentures due 2052 (our “2052 Debentures”). This prospectus supplement does not constitute a notice of redemption of our 2052 Debentures. We also expect to use approximately $            of the net proceeds from this offering, together with cash on hand, to enter into the capped call transactions described in this prospectus supplement. See “Use of Proceeds.”

Our common stock is listed and traded on the New York Stock Exchange under the symbol “SWK.” The reported last sale price of our common stock on the New York Stock Exchange on November 6, 2019 was $159.24 per share. We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “SWT.” Prior to this offering, there has been no public market for the Corporate Units.

Investing in our Equity Units involves risks. See “Risk Factors” beginning on page S-26.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Corporate Unit		Total
Initial public offering price		$100		$675,000,000
Underwriting discount	$		$
Proceeds, before expenses, to Stanley Black & Decker, Inc.	$		$

The public offering price set forth above does not include accumulated contract adjustment payments, if any. Contract adjustment payments on the purchase contracts will accrue for purchasers in this offering from November     , 2019.

The underwriters may purchase up to an additional 750,000 Corporate Units at the public offering price less the underwriting discount within a 12-day period beginning on the issue date of the Equity Units in order to cover over-allotments, if any.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about November     , 2019.

Joint Book-Running Managers

Citigroup	Credit Suisse	Wells Fargo Securities
Structuring Agent	Structuring Agent

November     , 2019

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized any other person to provide you with any information or make any representation other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. Neither we nor the underwriters are making an offer to sell the Equity Units in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement contains the terms of this offering of Equity Units. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated by reference therein), this prospectus supplement will apply and will supersede such information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in making your investment decision. You should also read and consider the additional information in this prospectus supplement under the caption “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We maintain a website at www.stanleyblackanddecker.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus or any subsequently filed document deemed incorporated by reference. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•	Annual Report on Form 10-K for the fiscal year ended December 29, 2018;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  29, 2018 from our definitive proxy statement on Schedule 14A filed with the SEC on March 6, 2019;

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•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2019, June 29, 2019 and September 28, 2019;

•	Current Reports on Form 8-K filed February 14, 2019, February 19, 2019, March 1, 2019, April 22, 2019 and September 13, 2019; and

•

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 1, 1985, as amended by Amendment No.  1 to Form 8-A filed March 12, 2010, and any future amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

If requested, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference into but not delivered with this prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated herein by reference contain or incorporate statements reflecting the Company’s views about its future performance that constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in any documents incorporated herein by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, any accompanying prospectus and the documents incorporated by reference.

There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including those set forth in this prospectus supplement, the accompanying prospectus or any documents incorporated herein by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services;

•	macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates;

•

laws, regulations and governmental policies affecting the Company’s activities in the countries where it does business, including those related to tariffs, taxation, and trade controls, including section 301 tariffs and section 232 steel and aluminum tariffs;

•	the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey;

•	realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures;

•	pricing pressure and other changes within competitive markets;

•	availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods;

•	the impact the tightened credit markets may have on the Company or its customers or suppliers;

•	the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers;

•	the Company’s ability to identify and effectively execute productivity improvements and cost reductions;

•	potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters;

•	the continued consolidation of customers, particularly in consumer channels;

•	managing franchisee relationships;

S-iv

•	the impact of poor weather conditions;

•	maintaining or improving production rates in the Company’s manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products;

•	changes in the competitive landscape in the Company’s markets;

•	the Company’s non-U.S. operations, including sales to non-U.S. customers;

•	the impact from demand changes within world-wide markets associated with homebuilding and remodeling;

•	potential adverse developments in new or pending litigation and/or government investigations;

•	changes in the Company’s ability to obtain debt on commercially reasonable terms and at competitive rates;

•	substantial pension and other postretirement benefit obligations;

•	potential environmental liabilities;

•	work stoppages or other labor disruptions; and

•	changes in accounting estimates.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or any documents incorporated herein by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports to the SEC.

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SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Equity Units. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the sections entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as may be updated by subsequent Quarterly Reports on Form 10-Q, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “we,” “our,” “us,” “the Company” or similar terms mean Stanley Black & Decker, Inc. and its subsidiaries.

The Company

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global provider of hand tools, power tools and related accessories, engineered fastening systems and products, services and equipment for oil & gas and infrastructure applications, commercial electronic security and monitoring systems, healthcare solutions, and automatic doors. Stanley®, Black & Decker® and DeWalt® along with the family of Stanley Black & Decker, Inc. brands are recognized around the world for quality, innovation and value and are among the world’s most trusted brands.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

The Offering

For purposes of this “Offering” section of the prospectus supplement summary, “we,” “us,” “our” or “the Company” refers to Stanley Black & Decker, Inc., and not to any of its subsidiaries.

Issuer	Stanley Black & Decker, Inc., a Connecticut corporation.

Securities Offered	6,750,000 Equity Units (or 7,500,000 Equity Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100, and consisting of Corporate Units, Treasury Units or Cash Settled Units as described below. The Equity Units offered will initially consist of Corporate Units.

The Corporate Units

Each Corporate Unit consists of a purchase contract and, initially, a 1/10, or 10%, undivided beneficial ownership interest in one share of our 0% Series D Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share, which we refer to as a share of “convertible preferred stock.” The shares of convertible preferred stock that are components of your Corporate Units will be owned by you, but initially will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract. They will be released from that pledge arrangement (1) following a successful remarketing as described under “Remarketing the Convertible

Preferred Stock” below, (2) following the creation of Treasury Units as described under “Creating Treasury Units and Recreating Corporate Units” below, (3) following the creation of Cash Settled Units as described under “Cash Settled Units” below, (4) following the early settlement of the purchase contracts as described under “Early Settlement of the Purchase Contracts at Your Option” below or (5) following certain events of our bankruptcy, insolvency or reorganization.

Holders of Corporate Units will be entitled to receive, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2020, distributions consisting of:

•	contract adjustment payments on the purchase contracts payable by us, subject to our right to defer contract adjustment payments as described below; and

•

if the convertible preferred stock has been replaced by the Treasury portfolio, distributions, if any, on the Treasury portfolio, as described under “Remarketing the Convertible Preferred Stock” below.

All contract adjustment payments may be payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, as described below, unless we have previously irrevocably elected a contract adjustment payment method to apply as described in this prospectus supplement. The convertible preferred stock will initially not bear any dividends and the liquidation preference of the convertible preferred stock will not accrete.

The Purchase Contracts

Settlement Rate	Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on November 15, 2022, which we refer to as the “purchase contract settlement date,” for $100, a number of newly-issued shares of our common stock, which we call the “settlement rate.” The settlement rate, which will not exceed shares (the “maximum settlement rate”), will be determined over a 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding the purchase contract settlement date (such 20 consecutive trading day period, the “market value averaging period”) and will be calculated as follows:

•	if the applicable market value of our common stock is less than or equal to $ , which we refer to as the “reference price,” the settlement rate will be the maximum settlement rate; and

•

if the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by the applicable market value.

The reference price initially equals the last reported sale price of our common stock on the New York Stock Exchange on November , 2019.

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SWK <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

The settlement rate is subject to adjustment under certain circumstances if you elect to settle your purchase contract early, as described under “Early Settlement of the Purchase Contracts at Your Option” below. In addition, the maximum settlement rate and reference price are subject to adjustment for certain dilutive events as described in this prospectus supplement.

Contract Adjustment Payments	Under the purchase contracts, we will be obligated to pay quarterly contract adjustment payments at the rate of % per year on the stated amount of $100 per purchase contract. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2020.

We may elect to pay contract adjustment payments on the purchase contracts in cash, shares of our common stock, or a combination of cash and shares of our common stock, unless we have previously irrevocably elected a contract adjustment payment method to apply as described in this prospectus supplement. If we elect, or have previously irrevocably elected, to make any contract adjustment payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

We have the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date; provided that upon a fundamental change early settlement or any other early settlement of any purchase contract, each as described in this prospectus supplement, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon) on such purchase contract to, but excluding, the fundamental change early settlement date or to, but excluding, the quarterly payment date immediately preceding such other early settlement date, as applicable. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of % per year until paid, compounded quarterly, to, but excluding, the payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay dividends on, make distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the convertible preferred stock), subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

Upon our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

Treasury Units	A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/10 undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to November 15, 2022 (e.g., CUSIP No. 912803BA0), which we refer to as a “Treasury security.”

The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us as described above,

subject to our right to defer contract adjustment payments. If the dividend rate on the convertible preferred stock has been increased in connection with a successful remarketing, the holders of the Treasury Units will receive quarterly dividend payments (when, as and if declared by our board of directors) on the shares of convertible preferred stock that were released to them when they created the Treasury Units as long as they continue to hold such shares.

Creating Treasury Units and Recreating Corporate Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock”), to substitute for the related convertible preferred stock held by the collateral agent Treasury securities in an aggregate principal amount at maturity equal to $1,000 multiplied by the number of shares of the convertible preferred stock for which substitution is being made. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Treasury Units, and the related shares of convertible preferred stock will be released to the holder and be tradable separately from the Treasury Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units.

In addition, subject to certain exceptions described in this prospectus supplement, each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute for the related Treasury securities held by the collateral agent a number of shares of convertible preferred stock with a per share $1,000 liquidation preference equal to the aggregate principal amount at maturity of the Treasury securities with respect to which substitution is being made divided by $1,000. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make this substitution only in integral multiples of 10 Treasury Units. This substitution will recreate Corporate Units, and the collateral agent will release from the pledge the related Treasury securities. After a successful remarketing, holders of Treasury Units may not recreate Corporate Units.

Cash Settled Units

Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, during a period specified in this prospectus supplement preceding the first day of the final remarketing period, to substitute for the related convertible preferred stock held by the collateral agent cash in an amount equal to $1,000 multiplied by the number of shares of the convertible preferred stock for which substitution is being made. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Cash Settled Units, and the share(s) of convertible preferred stock will be released to the holder and be tradable separately from the Corporate Units.

A holder of Treasury Units may not create Cash Settled Units, and a holder of Cash Settled Units may not create Treasury Units or recreate Corporate Units.

Early Settlement of the Purchase Contracts at Your Option	You can settle a purchase contract for cash at any time prior to the close of business on the scheduled trading day immediately preceding the purchase contract settlement date, subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in this prospectus supplement. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of newly-issued shares of our common stock determined over a twenty consecutive trading day period beginning on the trading day immediately following the day you exercise this right, which we refer to as the “early settlement averaging period.” The number of shares of our common stock we will deliver will equal 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Settlement Rate” above as if the applicable market value were the average of the daily VWAPs of our common stock during the early settlement averaging period. Holders of Corporate Units and Treasury Units may settle early, other than in connection with a fundamental change as described below, only in integral multiples of 10 Equity Units.

In addition, upon the occurrence of a “fundamental change” as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to settle your purchase contracts early at the settlement rate determined as described above under “Settlement Rate” (and not at a reduced rate as described in the immediately preceding paragraph), but over a market value averaging period as described in this prospectus supplement, plus an additional make-whole amount of shares determined as described in this prospectus supplement. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Holders of Corporate Units and Treasury Units may settle early in connection with a fundamental change only in integral multiples of 10 Equity Units.

Satisfying Your Payment Obligations under the Purchase Contracts	As a holder of Corporate Units, Treasury Units or Cash Settled Units, you may satisfy your obligation to pay the aggregate purchase price for our common stock under the purchase contracts as follows:

•

through the automatic application of the proceeds of a successful remarketing of the convertible preferred stock during a final remarketing period, in the case of Corporate Units, in the manner described in this prospectus supplement;

•

through the automatic application of the proceeds of the Treasury securities, in the case of a Treasury Unit, the cash held by the collateral agent, in the case of a Cash Settled Unit, or the proceeds from the Treasury portfolio if it has replaced the convertible preferred stock underlying the Corporate Units in a successful optional remarketing;

•	through early settlement of your purchase contracts in the manner described in this prospectus supplement; or

•

through the automatic delivery to us of your convertible preferred stock held as part of Corporate Units as described below if no successful remarketing has occurred prior to the purchase contract settlement date and none of the above events has taken place.

Termination	The purchase contracts and our rights and obligations and the rights and obligations of the holders of the Corporate Units, Treasury Units and Cash Settled Units under the purchase contracts will terminate without any further action upon certain events of bankruptcy, insolvency or reorganization involving us (and not, for the avoidance of doubt, a bankruptcy, insolvency or reorganization involving only our subsidiaries), which we refer to as “termination events.”

The Convertible Preferred Stock

No Dividends	The convertible preferred stock will initially not bear any dividends and the liquidation preference of the convertible preferred stock will not accrete.

Dividends Following a Successful Remarketing

In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the convertible preferred stock may be increased as described under “—Increased Dividend Rate and Increased Conversion Rate” below. From and after the settlement date for such a remarketing in connection with which the dividend rate on the convertible preferred stock is increased (a “dividend increase remarketing”), cumulative dividends on the convertible preferred stock will be payable, when, as and if declared by our board of directors out of funds legally available for the payment of dividends, quarterly in arrears, commencing on the February 15, May 15, August 15 or November 15 dividend payment date immediately following the remarketing settlement date, as selected by us, provided that the first such dividend payment date will not be earlier than

February 15, 2023. Any such dividends will be cumulative on the $1,000 liquidation preference per share of the convertible preferred stock and would be payable when, as and if declared by our board of directors, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

We may elect to pay any such dividends on the convertible preferred stock in cash, shares of our common stock, or a combination of cash and shares of our common stock, unless we have previously irrevocably elected a dividend payment method to apply as described in this prospectus supplement. If our board of directors, or an authorized committee thereof, elects, or we have previously elected, to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the applicable five-day average price, multiplied by 97%.

Cumulative dividends on the convertible preferred stock will only be paid when, as and if declared by our board of directors. Dividends on the convertible preferred stock will accumulate from the settlement date for any dividend increase remarketing, and will accumulate even if any of our agreements prohibit the current payment of dividends, we do not have earnings or funds legally available to pay such dividends or we do not declare the payment of dividends. Any accumulated and unpaid dividends will accrue additional dividends at the then-current dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We may declare and pay accumulated and unpaid dividends (including compounded dividends thereon) on a payment date in cash, shares of our common stock, or a combination thereof, as described above, unless we have previously irrevocably elected a dividend payment method to apply.

So long as any share of the convertible preferred stock remains outstanding, unless all accumulated and unpaid dividends (including compounded dividends thereon) for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of common stock has been set apart for the payment of such dividends upon, all outstanding shares of convertible preferred stock, we will not: (i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock; (ii) redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock; or (iii) make any contract adjustment payments or any payment under any agreement similar to that of the purchase contract and pledge agreement, subject to certain exceptions. See “Description of the Convertible Preferred Stock—Dividends Following a Successful Remarketing.”

Maturity	The convertible preferred stock has no maturity date, and will remain outstanding unless converted by holders or redeemed by us.

Ranking	The convertible preferred stock will rank, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•

senior to all classes or series of our common stock, and if issued, our authorized Series A Junior Participating Preferred Stock, and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•

on parity with (a) our 0% Series C Cumulative Perpetual Convertible Preferred Stock and (b) any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the convertible preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

Except for $750 million in aggregate liquidation preference of our outstanding 0% Series C Cumulative Perpetual Preferred Stock, which ranks on parity with the convertible preferred stock, we currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock, and we own substantially all the capital stock of our subsidiaries. As of September 28, 2019, we had $3,954.3 million principal amount of outstanding long-term indebtedness, all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of shares of the convertible preferred stock will have the right to receive $1,000 per share of the convertible preferred stock, plus accumulated and unpaid dividends, if any (whether or not authorized or declared) up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the convertible preferred stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of our senior stock.

Limited Voting Rights	Holders of shares of the convertible preferred stock will generally have no voting rights, except as set forth in this prospectus supplement. However, after a dividend increase remarketing, if dividends on any shares of the convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, holders of the outstanding shares of the convertible preferred stock, together with holders of any other series of our preferred stock ranking equally with the convertible preferred stock as to payment of dividends and upon which equivalent voting have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to our board, subject to the terms and to the limited extent described under “Description of the Convertible Preferred Stock—Limited Voting Rights—Preferred Stock Directors.” In matters where holders of the convertible preferred stock are entitled to vote, each share of the convertible preferred stock shall be entitled to one vote.

Redemption at Our Option	We do not have the right to redeem the convertible preferred stock prior to December 22, 2022. We may redeem for cash all or part of the convertible preferred stock, at our option, on or after December 22, 2022 at a redemption price equal to 100% of the liquidation preference of the shares of convertible preferred stock to be redeemed, plus any accumulated and unpaid dividends (whether or not declared) (which will only accrue from and after the settlement date for a dividend increase remarketing) to, but excluding, the redemption date. No “sinking fund” is provided for the convertible preferred stock, which means that we are not required to redeem or retire the convertible preferred stock periodically.

We will give notice of any redemption not less than 25 scheduled trading days nor more than 90 calendar days before the redemption date by notice to each holder of convertible preferred stock. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date. See “Description of the Convertible Preferred Stock—Optional Redemption.”

In connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock may be changed to a later date.

Conversion Rights

Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of Corporate Units may be converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares at their option prior to November 15, 2022 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts to convert the convertible preferred stock in connection with a fundamental change, the holder must either (1) create Treasury Units or (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below. If a fundamental change occurs prior to a successful remarketing, holders of separate shares of convertible preferred stock can convert such shares at any time from or after the effective date of such transaction as described in this prospectus supplement.

On and after November 15, 2022, holders of shares of convertible preferred stock may, at their option, at any time and from time to time, convert their shares, all as described in this prospectus supplement. We will not make any payments in respect of, or adjust the conversion rate to account for, accumulated and unpaid dividends, if any, on the convertible preferred stock to the conversion date except as described in this prospectus supplement.

The conversion rate is initially shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $ per share of our common stock (subject to adjustment in certain events).

In connection with a successful remarketing of the convertible preferred stock, the conversion rate of the convertible preferred stock may be increased as described below under “—Increased Dividend Rate and Increased Conversion Rate.”

Upon surrender of convertible preferred stock for conversion, we will deliver shares of our common stock, cash or a combination of cash and shares of our common stock, at our election, unless we have previously irrevocably elected a settlement method to apply as described in this prospectus supplement. If we satisfy our conversion obligation though the payment of solely cash or payment and delivery of a combination of cash and shares of our common stock, the amount of cash and number of shares of common stock, if any, due upon conversion will be calculated based on daily conversion values calculated over a 20 trading day observation period, as described under “Description of the Convertible Preferred Stock—Conversion Rights—Settlement Upon Conversion.”

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited case where the fundamental change occurs prior to a successful remarketing and the “stock price” (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) for such fundamental change is less than $ per share of our common stock (subject to adjustment in certain events), which initially equals the conversion price of the convertible preferred stock.

Remarketing the Convertible Preferred Stock	Unless a termination event has occurred, we may elect, at our option, to remarket the convertible preferred stock during a period (which we refer to as the “optional remarketing window”) beginning on and including August 10, 2022 and ending on and including October 27, 2022. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include the shares of convertible preferred stock underlying the Corporate Units and separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give to the depositary at least 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain, and the optional remarketing will be considered successful if the remarketing agent is able to obtain, a price (i) for shares of convertible preferred stock that are components of Corporate Units equal to at least 100% of the aggregate Treasury portfolio purchase price (as defined in “Description of the Purchase Contracts—Optional Remarketing”) and (ii) for shares of convertible preferred stock that are not included in Corporate Units, at least equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”), which will be the same price, on a per share basis, as shares of convertible preferred stock included in Corporate Units. To obtain that price, we may increase the dividend rate, increase the conversion rate on the convertible preferred stock, change the earliest redemption date to a later date and/or change whether the fundamental change conversion right applies, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin such optional remarketing.

If the optional remarketing is successful:

•

if applicable, the dividend rate and/or conversion rate on all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased, the earliest redemption date will be changed to a later date and/or any other modifications to the terms of the convertible preferred stock will become effective (including whether the fundamental change conversion right applies), on the settlement date for such optional remarketing;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•

the portion of the proceeds from the remarketing attributable to shares of convertible preferred stock that were components of Corporate Units that is equal to the “Treasury portfolio purchase price,” as defined in “Description of the Purchase Contracts—Optional Remarketing,” will automatically be applied to purchase the Treasury portfolio and any remaining proceeds will be promptly remitted to the holder after the optional remarketing settlement date; and

•

proceeds from the remarketing attributable to holders who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the optional remarketing settlement date.

The “Treasury portfolio” is a portfolio of U.S. Treasury securities consisting of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to $1,000 multiplied by the number of shares of the convertible preferred stock included in the Corporate Units on the optional remarketing date.

The Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to the $1,000 initial liquidation preference of the substituted shares will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts on the purchase contract settlement date. See “Description of the Purchase Contracts—Remarketing” in this prospectus supplement.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the dividend rate and conversion rate on the convertible preferred stock will not be increased (and, for the avoidance of doubt, the convertible preferred stock will continue to not bear any dividends), the earliest redemption date will not be changed, no other modifications to the terms of the convertible preferred stock will take effect, the convertible preferred stock (other than separate shares of convertible preferred stock) will continue to be components of Corporate Units and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.

If the convertible preferred stock has not been successfully remarketed in the optional remarketing window, a termination event has not previously occurred and you do not create a Cash Settled Unit or a Treasury Unit as described in this prospectus supplement, the convertible preferred stock that is part of your Corporate Units, together with any separate shares of convertible preferred stock that have been submitted for remarketing, will be remarketed during a five-business day remarketing period ending on November 11, 2022 (the second business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to this period as the “final remarketing period,” a remarketing that occurs during this period as a “final remarketing,” and the date we price the convertible preferred stock offered in a final remarketing as the “final remarketing date.”

The remarketing agent will remarket the convertible preferred stock underlying the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing, during each business day of the final remarketing period until the remarketing is successful.

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least $1,000 multiplied by the number of shares of the convertible preferred stock being remarketed. To obtain that price, we may increase the dividend rate and/or increase the conversion rate on the convertible preferred stock, change the earliest redemption date to a later date and/or elect whether the fundamental change conversion right applies, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the final remarketing as described in this prospectus supplement.

If the final remarketing is successful:

•

if applicable, the dividend rate and/or conversion rate on all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased and the earliest redemption date will be changed to a later date, effective on the settlement date for the remarketing;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•	any other modified terms of the convertible preferred stock will take effect on the settlement date for the remarketing (including whether the fundamental change conversion right applies);

•	a portion of the proceeds from the remarketing equal to $1,000 multiplied by the aggregate number of shares of the convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date and any remaining proceeds will be promptly remitted to the holder after the purchase contract settlement date; and

•

proceeds from the remarketing attributable to holders who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date.

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, (i) the dividend rate and conversion rate on the convertible preferred stock will not be increased (and, for the avoidance of doubt, the convertible preferred stock will continue to not bear any dividends) and the earliest redemption date will not be changed, (ii) other terms of the convertible preferred stock will not be modified, (iii) all shares of the convertible preferred stock held as part of Corporate Units will be automatically delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, as described under “—Automatic Settlement upon Failed Final Remarketing” below.

We refer to each optional remarketing and the final remarketing described below as a “remarketing.”

During the applicable blackout period relating to a remarketing, you may not settle a purchase contract early, you may not create Treasury Units and you may not recreate Corporate Units from Treasury Units.

Increased Dividend Rate and Increased Conversion Rate

In connection with a successful remarketing, the dividend rate on the convertible preferred stock may be increased (in which case holders of the convertible preferred stock would be entitled to receive cumulative dividends on their shares when, as and if declared by our board of directors out of funds legally available for the payment of dividends) and/or the conversion rate of the convertible preferred stock may be increased. The increased dividend rate and/or increased conversion rate will become effective on the settlement date of the remarketing, which will be, (i) in the case of an optional remarketing, the second business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and (ii) in the case of the final remarketing period, the purchase contract settlement date. The increased dividend rate and/or increased conversion rate will be a fixed dividend rate and/or conversion rate (subject to adjustment as described herein) determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear in order for the net remarketing proceeds to equal (a) in the case of a final remarketing, at least $1,000 multiplied by the number of shares of the convertible preferred stock being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate convertible preferred stock purchase price for shares of convertible preferred stock that are not included in Corporate Units whose holders have elected to participate in the remarketing. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).

Neither the dividend rate nor the conversion rate on the convertible preferred stock will be increased if there is not a successful remarketing (and, for the avoidance of doubt, the convertible preferred stock will continue to not bear any dividends).

Election Not to Participate in the Remarketing	You may elect not to participate in any remarketing and to retain the convertible preferred stock underlying your Corporate Units by:

•	creating Treasury Units or Cash Settled Units as described above; or

•	settling purchase contracts early as described above.

Whether or not you participate in the remarketing, upon a successful remarketing your shares of convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing.”

Participation in a Remarketing by Holders of Separate Shares of Convertible Preferred Stock	Holders of shares of convertible preferred stock that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their shares remarketed by the remarketing agent along with the shares included in the Corporate Units. See “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time other than during a blackout period, as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock.” Whether or not you participate in the remarketing, upon a successful remarketing your shares of convertible preferred stock will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Convertible Preferred Stock—Remarketing.”

Automatic Settlement upon Failed Final Remarketing	If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all shares of the convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date unless the holder separately cash settles the purchase contracts as described below.

The ownership interest in the convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate such cash only in integral multiples of 10 Corporate Units.

Miscellaneous

Capped Call Transactions	Concurrently with this offering of Equity Units, we expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties.” The capped call transactions will cover, subject to anti-dilution adjustments, a number of shares of our common stock equal to the conversion rate of the convertible preferred stock multiplied by the number of shares of convertible preferred stock underlying the Corporate Units sold in this offering.

See “Description of the Capped Call Transactions.”

Listing of the Units	We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “SWT.”

U.S. Federal Income Tax Considerations	For a summary of United States federal income tax consequences relating to an investment in the Equity Units, see “United States Federal Income Tax Considerations.”

Form and Book-Entry System	The Corporate Units, Treasury Units and Cash Settled Units will be issued in certificated form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, and evidenced by one or more global securities held in certificated form. Except under limited circumstances, a beneficial owner will not be entitled to receive physical delivery of securities certificates.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-26, of this prospectus supplement before deciding whether to invest in the Equity Units.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ million, after expenses and underwriting discount and assuming the underwriters do not exercise their over-allotment option. We intend to use the net proceeds from this offering, together with cash on hand, to redeem in full our 2052 Debentures. This prospectus supplement does not constitute a notice of redemption of our 2052 Debentures. We also expect to use approximately $ of the net proceeds from this offering, together with cash on hand, to enter into the capped call transactions described in this prospectus supplement. See “Use of Proceeds.”

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the Corporate Units and Treasury Units as well as the transformation of Corporate Units into Treasury Units and shares of convertible preferred stock.

The following diagrams assume that the convertible preferred stock is successfully remarketed during the final remarketing period.

Corporate Units

A Corporate Unit initially consists of two components as described below:

Purchase Contract	1/10 Ownership Interest in a Share of Convertible Preferred Stock(1)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (November 15, 2022) + Contract Adjustment Payments % per annum paid quarterly(2)	(Owed to Holder) No dividends(3) (following a successful remarketing, dividends may be payable quarterly)

(Owed to Us) $100 at Purchase Contract Settlement Date (November 15, 2022)

(Owed to Holder)
No fixed redemption or maturity

date(4)

•  $100 upon our optional redemption, or

•  upon earlier conversion, cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a settlement method to apply, at the conversion rate

(1)

The holder of a Corporate Unit owns the 1/10 undivided beneficial ownership interest in the share of convertible preferred stock that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. If the Treasury portfolio has replaced the convertible preferred stock as a result of a successful optional remarketing prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the interest in the convertible preferred stock as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

(2)

Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply.

(3)	The convertible preferred stock will initially not bear any dividends and the liquidation preference of the convertible preferred stock will not accrete.
(4)	The convertible preferred stock has no scheduled redemption date or maturity date, and will remain outstanding unless converted by holders or redeemed by us.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

Purchase Contract	1/10 Ownership Interest in Treasury Security(2)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (November 15, 2022) + Contract Adjustment Payments % per annum paid quarterly(3)
(Owed to Us) $100 at Purchase Contract Settlement Date (November 15, 2022)	(Owed to Holder) $100 at Maturity (on or prior to November 15, 2022)

(1)

Unless the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 10 Corporate Units. As a result, the creation of 10 Treasury Units will result in the release of one share of convertible preferred stock held by the collateral agent. After a successful remarketing, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units.

(2)

The holder of a Treasury Unit owns a 1/10 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury securities will be used to satisfy the holder’s obligation under the related purchase contract.

(3)

Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply.

Transforming Corporate Units into Treasury Units and Shares of Convertible Preferred Stock

Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may only create Treasury Units in integral multiples of 10 Corporate Units.

•

To create 10 Treasury Units, a holder separates 10 Corporate Units into their two components—10 purchase contracts and one share of convertible preferred stock—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on or prior to November 15, 2022.

•	The share of convertible preferred stock, which is no longer a component of a Corporate Unit, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 10 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 10 purchase contracts constitutes 10 Treasury Units.

•

During a blackout period (as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock”) or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•

Unless a blackout period is occurring or a successful remarketing has occurred, the holder can also transform 10 Treasury Units and one share of convertible preferred stock into 10 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

The following illustration depicts the transformation of 10 Corporate Units into 10 Treasury Units and one share of convertible preferred stock.

10 Purchase Contracts		Ownership Interest in One Share of Convertible Preferred Stock(1)		10 Purchase Contracts		Ownership Interest in Treasury Security		Ownership Interest in One Share of Convertible Preferred Stock(1)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments % per annum paid quarterly(3)	+	(Owed to Holder) No dividends(2) (following a successful remarketing, dividends may be payable quarterly)(4)	g	(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments % per annum paid quarterly(3)	+		+	(Owed to Holder) No dividends(2) (following a successful remarketing, dividends may be payable quarterly)(4)

(Owed to Us) $1,000 at Purchase Contract Settlement Date (November 15, 2022)

(Owed to Holder)

No fixed

redemption or

maturity date

•  $1,000 upon our optional redemption, or

•  upon earlier conversion, cash, shares of our common stock, or a combination thereof, unless we have previously elected a settlement method to apply at the conversion rate per share of Convertible Preferred Stock

				(Owed to Us) $1,000 at Purchase Contract Settlement Date (November 15, 2022)		(Owed to Holder) $1,000 at Maturity (on or prior to November 15, 2022)(5)

(Owed to Holder)

No fixed

redemption or

maturity date

•  $1,000 upon our optional redemption, or

•  upon earlier conversion, cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a settlement method to apply, at the conversion rate per share of Convertible Preferred Stock

10 Corporate Units				10 Treasury Units				Separate Share of Convertible Preferred Stock

(1)

Each share of convertible preferred stock will be issued with a liquidation preference of $1,000 per share. Each holder of a Corporate Unit will own a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock.

(2)	The convertible preferred stock will initially not bear any dividends and the liquidation preference of the convertible preferred stock will not accrete.
(3)

Contract adjustment payments may be deferred as described in this prospectus supplement, and may be paid in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply.

(4)

We may increase the dividend rate in connection with a successful remarketing, which means that, from and after the applicable remarketing settlement date, holders of convertible preferred stock will be entitled to receive cumulative dividends on their shares. Dividends will only be paid when, as and if declared by our board of directors, and may be paid in cash, shares of our common stock, or a combination thereof, unless we have previously irrevocably elected a dividend payment method to apply.

(5)	The holder of a Treasury Unit owns a 1/10 undivided beneficial ownership interest the Treasury security that forms a part of the Treasury Unit.

Illustrative Remarketing Timeline

Optional Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we assume that we have elected to remarket the aggregate number of shares of convertible preferred stock that are components of Corporate Units on the first day (which we refer to as “T” in the timeline) of a hypothetical five-business day optional remarketing period beginning on, and including August 10, 2022 and ending on, and including, August 16, 2022. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the convertible preferred stock has not been previously successfully remarketed.

Date	Event

T-15 calendar days	We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock as to the dates of and procedures to be followed in the optional remarketing.

T-2 business days (2 business days prior to the first day of the optional remarketing period)

•  Last day prior to the optional remarketing period to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful as of the last day of the optional remarketing period).

•  Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early (holders may once again be able to settle the related purchase contract early if the optional remarketing is not successful as of the last day of the optional remarketing period).

•  Last day for holders of separate shares of convertible preferred stock to give notice of their election to participate in the remarketing.

T-1 business day (1 business day prior to the first day of the optional remarketing period)	• Last day for holders of Corporate Units or Treasury Units who have elected to settle the related purchase contracts early to pay the purchase price.

August 10, 2022 (T)	First business day of the optional remarketing period.

Date	Event

T to T+4 business days (5 business days beginning on, and including, the first day of the optional remarketing period)

Five business-day optional remarketing period:

•  If no successful remarketing occurs as of the last day of the optional remarketing period, we will cause a notice of the failed remarketing of convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day following the last of the five business days comprising the optional remarketing period.

•  If a successful remarketing occurs, (i) we will cause a notice of the successful remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing, (ii) the remarketing agent will purchase the Treasury portfolio and (iii) we will request the depositary to notify its participants holding separate shares of convertible preferred stock, if any, of the dividend rate, conversion rate, scheduled dividend payment dates (if any), and any other modified terms, established for the convertible preferred stock during the optional remarketing on the business day following the date on which the convertible preferred stock was successfully remarketed. The increased dividend rate, increased conversion rate, modified earliest redemption date and/or any other modified terms, if any, will become effective on the settlement date of the remarketing, which will be the second business day following the date on which the convertible preferred stock was successfully remarketed (or such other date as we and the marketing agent may agree).

T+5 (5 business days after the first day of the optional remarketing)	First business day following a failed optional remarketing that we may give notice of another optional remarketing period.

Final Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we have assumed that there was no successful optional remarketing. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the convertible preferred stock has not been previously successfully remarketed.

Date	Event

October 20, 2022

•  We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the final remarketing period beginning on November 7, 2022 and ending on November 11, 2022. We will give notice to holders of Corporate Units, Treasury Units and separate shares of convertible preferred stock of the procedures to be followed in the final remarketing.

•  First day of the period during which holders of Corporate Units may create Cash Settled Units.

November 3, 2022 (2 business days prior to the first day of the final remarketing period)	• Last day to create Treasury Units from Corporate Units, create Cash Settled Units from Corporate Units and recreate Corporate Units from Treasury Units.

Date	Event

•  Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early.

•  Last day for holders of separate shares of convertible preferred stock to give notice of their election to participate in the remarketing.

November 4, 2022 (1 business day prior to the first day of the final remarketing period)	• Last day for holders of Corporate Units or Treasury Units who have elected to settle the related purchase contracts early to pay the purchase price.

November 7, 2022 through November 11, 2022 (final remarketing period)	We will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than the last business day of the final remarketing period. If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period.

November 15, 2022	Purchase contract settlement date and settlement date for any successful final remarketing of the convertible preferred stock.

RISK FACTORS

In considering whether to purchase the Equity Units, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement. In addition, because as a holder of Equity Units sold in the offering, you will own our convertible preferred stock and enter into purchase contracts with us to acquire our common stock, you are also making an investment decision with regard to the convertible preferred stock and our common stock. You should carefully review all the information in this prospectus supplement about all of these securities.

In particular, you should carefully consider the risk factors described below, the discussion of risks relating to our business under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 29, 2018 and subsequently filed quarterly reports on Form 10-Q and the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and accompanying prospectus before deciding whether an investment in the Equity Units is suitable for you. The Equity Units are not an appropriate investment for you if you are unsophisticated with respect to the complex terms of the Equity Units or financial matters.

Risk Factors Relating to the Equity Units

The purchase contract gives you the entire risk of a decline in the price of our common stock without any participation in an increase in the price of our common stock.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the daily VWAPs of our common stock during a 20 consecutive trading day market value averaging period, which we refer to as the applicable market value. The market value of common stock you receive on the purchase contract settlement date will be no greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $             (which is the last reported sale price of our common stock on the New York Stock Exchange on November     , 2019, the date the Corporate Units are priced), you will receive a number of shares of our common stock with a value (based on the applicable market value) of less than $100. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial. If the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $100 (based on the applicable market value). As a result, under the purchase contract, you will never receive shares with a value (based on the applicable market value) in excess of $100, which means you will never participate in any appreciation of our stock price above the reference price.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the daily VWAPs per share of our common stock during the market value averaging period, the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the daily VWAP per share of our common stock on the purchase contract settlement date or the average daily VWAP of our common stock over a different period of days.

If you elect to settle your purchase contracts early (other than in connection with a fundamental change), you will receive a number of shares of common stock per purchase contract equal to 85% of the settlement rate calculated as described above but based on the applicable market value of our common stock for a 20 consecutive trading day averaging period following your election to early settle. In this case, even if the applicable market value of the common stock is greater than the reference price, you will receive a number of shares of our common stock with a value equal to only $85 (based on the applicable market value).

Holders of convertible preferred stock that are not a part of Corporate Units may participate in any appreciation of our stock price above the conversion price of $            if they convert their convertible preferred

stock. This means that you must separate the shares of convertible preferred stock from the purchase contacts, which will cost you money and is subject to limitations, as described in the risk factor below. In addition, even if the convertible preferred stock has been separated from the related purchase contract, the ability to convert is limited only to conversions (i) in connection with a fundamental change that occurs prior to a successful remarketing and (ii) on or after November 15, 2022. Holders do not have the right to convert the convertible preferred stock outside these circumstances, which will limit the ability to participate in any appreciation of our common stock that could be captured through a conversion.

Holders of Corporate Units must first separate their shares of convertible preferred stock from the related purchase contracts to convert their shares in connection with a fundamental change that occurs prior to a successful remarketing, which will cost money and is subject to certain limitations.

Upon the occurrence of a fundamental change that occurs prior to a successful remarketing (and only upon the occurrence of a fundamental change that occurs prior to a successful remarketing), the convertible preferred stock will become convertible before the purchase contract settlement date. If a holder of a Corporate Unit desires to convert the convertible preferred stock that is a part of a Corporate Unit, the holder must first separate the convertible preferred stock from the related purchase contract by (1) creating Treasury Units or (2) settling the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below. We will not compensate you for the cost of the Treasury security to create a Treasury Unit or any financing cost you may bear in making the required cash payment upon an early settlement upon a fundamental change of the purchase contracts. In addition, we cannot guarantee that you will be able to purchase the specified Treasury security necessary to create the Treasury Unit, obtain the necessary financing to create a Treasury Unit or early settle the related purchase contract upon a fundamental change. If you cannot obtain that financing, you will not be able to separate the convertible preferred stock from the purchase contracts and, accordingly, you will not be able to convert the convertible preferred stock. There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited case where (x) the “stock price” (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) for such fundamental change is less than $            per share of our common stock (subject to adjustment in certain events), which initially equals the conversion price of the convertible preferred stock (the “conversion price”) and (y) such fundamental change occurs prior to a successful remarketing.

Further, the ability to separate the convertible preferred stock from the purchase contract by creating Treasury Units or settling early is subject to limitations. Holders of Corporate Units may create Treasury Units only in integral multiples of 10 Corporate Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units. The ability to create Treasury Units is also subject to certain exceptions and additional blackout periods described in this prospectus supplement. Also, the ability to exercise a fundamental change early settlement right with respect to a holder’s purchase contracts will not be available if a registration statement is required to be effective in connection with the exercise of such right but it is not then effective or a blackout period is continuing, all as described more fully under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” See also “The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you” and “You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is in effect and a prospectus is available covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract” for further restrictions on your ability to exercise a fundamental change early settlement of purchase contracts. Any of the foregoing limitations could prohibit you from separating the convertible preferred stock from the purchase contracts, which would prevent you from being able to convert the convertible preferred stock.

If you do not settle your related purchase contracts with separate cash following a failed final remarketing, you may lose any conversion value of the convertible preferred stock in excess of its liquidation preference and the ability to continue to hold your convertible preferred stock.

If a final remarketing fails for any reason, all ownership interests in the convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date. The ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us, thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units. A holder of Corporate Units that has not so elected to settle with separate cash will lose any value of the convertible preferred stock in excess of the liquidation preference thereof, and will not be able to continue to hold the convertible preferred stock or convert the convertible preferred stock at a future date.

If you participate in a remarketing that is ultimately successful, you will no longer hold the remarketed convertible preferred stock and the proceeds from the remarketing may not adequately compensate you.

We will remarket the convertible preferred stock as described under “Description of the Purchase Contracts—Remarketing,” “—Optional Remarketing” and “—Final Remarketing” below. If a remarketing is successful, a portion of the proceeds from the remarketing will be applied, in the case of the Corporate Units, to purchase the Treasury portfolio (in the case of an optional remarketing) or against a holder’s obligation to pay the purchase price upon settlement of the related purchase contracts (in the case of a final remarketing). Any remaining proceeds from the remarketing will be remitted to the benefit of the relevant holders. In order to elect not to participate in any remarketing and retain the undivided beneficial ownership interests in shares of convertible preferred stock underlying the convertible preferred stock comprising part of your Corporate Units, you must (1) create Treasury Units (at any time other than during a blackout period), (2) settle the related purchase contracts early (at any time other than during a blackout period) or (3) in the case of a final remarketing, create Cash Settled Units on or prior to the second business day immediately prior to the first day of the final remarketing period. If you do not do one of the foregoing, the shares of convertible preferred stock underlying the undivided beneficial ownership interests in convertible preferred stock comprising part of your Corporate Units will be remarketed and, if successful, you will no longer have any rights with respect to such convertible preferred stock other than to receive the proceeds of such remarketing in excess of the Treasury portfolio purchase price (in the case of an optional remarketing) or $100 (in the case of a final remarketing), in each case, per Corporate Unit, as described herein. As a result, you will only receive the proceeds obtained in such remarketing (or, in the case where your convertible preferred stock was held as a part of Corporate Units, the excess thereof over the Treasury portfolio purchase price (in the case of an optional remarketing) or $100 (in the case of a final remarketing), in each case, per Corporate Unit), which may not adequately compensate you for the conversion value of the convertible preferred stock or the lost option time value of your convertible preferred stock, and you will not be able to continue to hold the convertible preferred stock, or sell or convert the convertible preferred stock at a future date.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our annual report on Form 10-K for the fiscal year ended December 29, 2018, as may be supplemented by subsequently filed quarterly reports on Form 10-Q, and the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, convertible preferred stock and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to any changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to any changes affecting our common stock. With respect to the purchase contracts that form a part of the Equity Units, you will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and you will only be deemed a holder of such common stock on the applicable record date, if any, for the exercise of those rights or the receipt of dividends or distributions in respect of such common stock occurring after that date.

With respect to any shares of convertible preferred stock (whether a part of Corporate Units or held separately), you will not be entitled to any rights with respect to our common stock prior to the conversion date (if we have elected to settle the conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the conversion). For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the conversion date (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The delivery of make-whole shares upon a fundamental change early settlement of the purchase contracts may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the purchase contract settlement date and you exercise your fundamental change early settlement right with respect to your purchase contracts, you will be entitled to receive additional value in respect of make-whole shares for such purchase contracts unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) is in excess of $            per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” There is no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except for the limited case where the fundamental change occurs prior to a successful remarketing and the stock price for such fundamental change is less than the conversion price, all as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below. Moreover, in no event will the conversion rate per share of convertible preferred stock as a result of this adjustment exceed              shares of common stock, subject to adjustment in the same manner as the conversion rate for the convertible preferred stock as set forth under “Description of the Convertible Preferred Stock—Conversion Rate Adjustments.” The

make-whole shares in respect of the purchase contracts may not adequately compensate you for any lost value of your Equity Units and/or convertible preferred stock as a result of such transaction.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right in respect of its purchase contracts and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

Our obligation to pay or deliver the make-whole shares upon exercise of your fundamental change early settlement right with respect to your purchase contracts could be considered a penalty, in which case the enforceability thereof would be subject to general principles of equity.

The Equity Units and convertible preferred stock provide limited anti-dilution adjustments, and an event could occur that adversely affects the value of the Equity Units, the convertible preferred stock or our common stock but that does not result in an anti-dilution adjustment.

The maximum settlement rate of the purchase contracts and the conversion rate of the convertible preferred stock are subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the maximum settlement rate or the conversion rate for other events, including without limitation third party tender or exchange offers for our common stock, issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Convertible Preferred Stock—Conversion Rate Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units, the convertible preferred stock or our common stock, but does not result in an adjustment to the maximum settlement rate or the conversion rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock, the convertible preferred stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock, the convertible preferred stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

In addition, if a fundamental change occurs on or after a successful remarketing, holders of the convertible preferred stock (whether or not held as part of an Equity Unit) will not be able to convert their shares upon such fundamental change, which means they must wait until November 15, 2022 to convert their shares of convertible preferred stock. This may adversely affect the value of the convertible preferred stock.

Some significant restructuring transactions may not constitute a fundamental change, in which case you would not have the right to any make-whole shares upon an early settlement of the purchase contracts or to convert your convertible preferred stock prior to a successful remarketing.

Upon the occurrence of a fundamental change, you have the right to (i) exercise your fundamental change early settlement right with respect to your purchase contracts, entitling you to receive additional value in respect of make-whole shares for such purchase contracts in certain circumstances and (ii) if the fundamental change occurs prior to a successful remarketing, convert your separate shares of convertible preferred stock (although there will be no make-whole amount of shares or increase to the conversion rate for any such conversions except for the limited case where the stock price for such fundamental change is less than the conversion price). However, the fundamental change provisions will not compensate holders of Equity Units (or allow for conversions of shares of convertible preferred stock) in the event of other transactions that could result in lost option time value. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change. In the event of any such transaction, holders of Equity Units do not have a fundamental change early settlement right with respect to their purchase contracts and holders of convertible preferred stock do not have a right to convert such shares, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Equity Units and convertible preferred stock.

The fundamental change early settlement right triggered under certain circumstances by a fundamental change could discourage a potential acquiror.

The fundamental change early settlement right with respect to the purchase contracts triggered under certain circumstances by a fundamental change could discourage a potential acquiror, including potential acquirors that otherwise seek a transaction with us that would be attractive to you.

Your rights to the pledged securities underlying the Equity Units will be subject to our security interest and may be affected by a bankruptcy proceeding.

As a holder of Equity Units, you will own the interests in the convertible preferred stock, Treasury portfolio, Treasury securities or cash, as applicable, that are a component of the Equity Units. However, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. As a result, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code, or other relief sought by the collateral agent, the purchase contract agent or another party asserting an interest in the pledged securities. Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The secondary market for the Equity Units and the convertible preferred stock may be illiquid.

We are unable to predict how the Equity Units or the convertible preferred stock will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Equity Units or the convertible preferred stock. We intend to apply for listing of the Corporate Units on the New York Stock Exchange, although there is no guarantee that the Corporate Units will be approved for listing. We have no obligation or current intention to apply for any separate listing of the Treasury Units, the Cash Settled Units or the convertible preferred stock on any stock exchange. We have been advised by the representative that the underwriters presently intend to make a market for the Equity Units and the convertible preferred stock; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, Treasury Units, Cash Settled Units or convertible preferred stock, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of Corporate Units are converted to Treasury Units or Cash Settled Units, the liquidity of Corporate Units could be adversely affected. We cannot provide assurance that the Corporate Units will be accepted by the New York Stock Exchange for listing, that the Corporate Units will not be delisted from the New York Stock Exchange if listed, or that trading in the Corporate Units will not be suspended as a result of elections to create Treasury Units or Cash Settled Units, or recreate Corporate Units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

We may defer contract adjustment payments under the purchase contracts that are a part of the Equity Units, and this may have an adverse effect on the trading prices of the Equity Units.

We may, at our option, defer the payment of all or part of the contract adjustment payments under the purchase contracts through the purchase contract settlement date, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Although we do have the ability to elect to pay all or part of contract adjustment payments in shares of our common stock (unless we have previously elected a different contract payment adjustment method), you will be subject to the risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. You will have no claim to any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) in the event of our bankruptcy or insolvency. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

We are both an operating company and a holding company and may require cash from our subsidiaries to make current payments on the Equity Units.

If you own Equity Units in the form of Corporate Units, you are entitled to receive periodic contract adjustment payments on the purchase contracts, subject to our right to defer contract adjustment payments. The contract adjustment payments are solely the obligations of the Company, and no other entity will have any obligation, contingent or otherwise, to make payments in respect of the purchase contracts (or, for the avoidance of doubt, the convertible preferred stock). While we have substantial operations of our own, we are also a holding company for several direct and indirect subsidiaries. Our subsidiaries will have no obligation to make the contract adjustment payments or pay any amount in respect of the convertible preferred stock. Accordingly, we may depend, in part, on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our contract adjustment payment obligations. As an equity holder of our subsidiaries, our ability to participate in any distribution of assets of any subsidiary is “structurally subordinate” to the claims of the creditors of that subsidiary. If we are unable to obtain cash from our subsidiaries, we may be unable to fund required contract adjustment payments and payments, if any, in respect of the convertible preferred stock.

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement right and the fundamental change early settlement right under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of our common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units and the convertible preferred stock.

We expect that many investors in, and potential purchasers of, the Equity Units and shares of convertible preferred stock will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units and/or the convertible preferred stock. Investors that employ an arbitrage strategy with respect to equity-linked instruments typically implement that strategy by selling short the common stock underlying the equity-linked instrument and dynamically adjusting their short position while they hold such equity-linked instrument. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may adopt additional rules in the future and take other actions, that may affect those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breaker systems that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant effect on the trading prices and liquidity of equity-linked instruments. Any governmental or regulatory action that similarly restricts the ability of investors in, or potential purchasers of, the Equity Units or convertible preferred stock to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could similarly adversely affect the trading price and the liquidity of the Equity Units and the convertible preferred stock.

Volatility in the market price and trading volume of our common stock could adversely affect the trading price of the Equity Units and the convertible preferred stock.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or counterparties regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely affect the trading price of the Equity Units and the convertible preferred stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Equity Units or convertible preferred stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the Equity Units and the convertible preferred stock.

Our Equity Units and convertible preferred stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by our Equity Units and our convertible preferred stock. For example, the market price of our common stock could become more volatile and could be depressed by:

•

investors’ anticipation of the sale into the market of a substantial number of additional shares of common stock issued upon settlement of the purchase contracts or conversion of our convertible preferred stock, if we elect, or have previously irrevocably elected, to satisfy our conversion obligation in whole or in part through the delivery of shares of our common stock;

•

possible sales of our common stock by investors who view our Equity Units or convertible preferred stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that may develop involving our Equity Units or convertible preferred stock and our common stock.

Upon early settlement of the purchase contracts or conversion of the convertible preferred stock, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your early settlement right or conversion right but before we settle our related obligation.

A holder of Equity Units that elects to settle its purchase contract early and a holder of separate shares of convertible preferred stock that elects to convert such shares, in each case, will be exposed to fluctuations in the value of our common stock during the period from the date such holder exercises such right until the date we settle our related obligation.

Upon exercise of an early settlement right with respect to any purchase contracts, the amount of consideration you receive upon such settlement will be determined (other than upon the occurrence of certain fundamental changes as described herein) by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day averaging period. Similarly, upon conversion of the convertible preferred stock, if we elect, or have previously irrevocably elected, to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your convertible preferred stock will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 20 trading day observation period. If the price of our common stock decreases during any such period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our obligation in respect of your purchase contracts or convertible preferred stock, as the case may be, will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our obligation in respect of a conversion of convertible preferred stock solely in shares of our common stock, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the convertible preferred stock on the conversion date.

The capped call transactions may affect the value of the Equity Units and our common stock.

We expect to enter into capped call transactions with the capped call counterparties, concurrently with the issuance of the Equity Units. We intend to use a portion of the net proceeds of this offering to pay the cost of the capped call transactions. These transactions will be accounted for as an adjustment to our shareholders’ equity.

In connection with establishing their initial hedges of these transactions, the capped call counterparties have informed us that they or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the Equity Units. They have informed us that these activities could have the effect of increasing, or limiting a decline in the market price of our common stock and/or the Equity Units concurrently with or shortly after the pricing of the Equity Units.

The capped call counterparties have also informed us that they or their affiliates are likely to modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock and/or other securities of ours in secondary market transactions when the Equity Units are outstanding. In order to unwind their hedge positions, the hedge participants have informed us that they or their affiliates will likely sell shares of our common stock and/or other securities of ours in secondary transactions or unwind various derivative transactions with respect to our common stock.

In addition, if the transactions fail to become effective, the capped call counterparties or their affiliates may unwind their respective hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, as a result, the Equity Units.

The capped call counterparties have informed us that the effect, if any, of any of these transactions and activities on the market price of our common stock or the Equity Units will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the Equity Units.

Risk Factors Relating to the Convertible Preferred Stock

The convertible preferred stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the convertible preferred stock only after all of our indebtedness and other liabilities have been paid. In addition, we are a holding company for several direct and indirect subsidiaries and the convertible preferred stock will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the convertible preferred stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that the Company has satisfied all of its liabilities and has recognized claims or interests in the assets of such subsidiaries). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the convertible preferred stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations.

Except for $750 million in aggregate liquidation preference of our outstanding 0% Series C Cumulative Perpetual Convertible Preferred Stock, which ranks on parity with the convertible preferred stock, we currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock. We own substantially all the capital stock of our subsidiaries. As of September 28, 2019, we had $3,954.3 million principal amount of outstanding long-term indebtedness, all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.

The convertible preferred stock will initially not, and may never, pay any dividends and the liquidation preference of the convertible preferred stock will not accrete.

The dividend rate on the convertible preferred stock is initially 0%, which means that the convertible preferred stock will initially not bear any dividends. The initial $1,000 liquidation preference per share of the convertible preferred stock will not accrete. Dividends will only be payable on the convertible preferred stock after a dividend increase remarketing, which may not happen, and the payment of any such dividends, if any, is limited as described in this prospectus supplement. As a result, you will not be entitled to periodic dividends and your return on the convertible preferred stock will not reflect any opportunity cost implied by inflation and other factors relating to the time value of money.

Even if after a successful remarketing the dividend rate on the convertible preferred stock is increased, such dividends will be paid only if declared by our board of directors or an authorized committee of our board of directors. The board of directors or an authorized committee of the board of directors is not legally obligated or required to declare quarterly dividends on the convertible preferred stock even if we have funds available for such purposes. In addition, even if our board of directors declares a dividend, we can only make payments of cash in respect of dividends from legally available funds under Connecticut law, as determined by our board of directors, and such funds may not be available to pay cash dividends on the convertible preferred stock. If we do not declare and pay dividends on the convertible preferred stock after a dividend increase remarketing, the market price of the convertible preferred stock is likely to be adversely affected. As a result of our ability to not pay dividends on the convertible preferred stock, the market price of the convertible preferred stock after a dividend increase remarketing may be more volatile than the market prices of other securities that are not subject to such a feature.

In addition, the agreements governing any future indebtedness of ours may further limit our ability to pay cash dividends on our capital stock, including the convertible preferred stock. In the event that the agreements governing any such indebtedness restrict our ability to pay dividends in cash on the convertible preferred stock, we may be unable to pay dividends in cash on the convertible preferred stock unless we can refinance the amounts outstanding under such agreements or obtain a consent or amendment under such agreements.

We may issue additional series of preferred stock that rank equally to the convertible preferred stock as to liquidation preference.

Neither our certificate of incorporation nor the certificate of amendment creating the convertible preferred stock prohibits us from issuing additional series of preferred stock that would rank on parity with the convertible preferred stock as to liquidation preference. Our certificate of incorporation provides that we have the authority to issue 10,000,000 shares of preferred stock, including the 675,000 shares (or 750,000 shares if the underwriters’ over-allotment option is exercised in full) of convertible preferred stock that are a part of the Corporate Units being offered for sale pursuant to this prospectus supplement. The issuances of other series of preferred stock could have the effect of reducing the amounts available to the holders of the convertible preferred stock in the event of our liquidation, dissolution or winding-up.

Upon a successful remarketing of the convertible preferred stock, the terms of your shares of convertible preferred stock may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the convertible preferred stock, the remarketing agent will agree to use its reasonable best efforts to sell the convertible preferred stock included in the remarketing. In connection with the remarketing, we and the remarketing agent may remarket the convertible preferred stock with different terms prior to the remarketing, including a later earliest redemption date, a different dividend rate, a different conversion rate and whether the fundamental change conversion right applies. If the remarketing is successful, the modified terms will apply to all the shares of convertible preferred stock, including those shares that were not included in the remarketing. However, holders of shares of convertible preferred stock must elect to participate in the remarketing before knowing what the modified terms of the shares will be. Whenever we remarket the convertible preferred stock, we will notify holders of Corporate Units and separate shares of convertible preferred stock of such remarketing. You may determine that the revised terms are not as favorable to you as you would deem appropriate. However, we will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).

The convertible preferred stock has no maturity or mandatory redemption date.

The convertible preferred stock is a perpetual equity security. The convertible preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides to convert it or, subject to the conditions described herein, we elect to redeem it.

The convertible preferred stock can only be converted in limited situations.

Prior to the purchase contract settlement date, which is November 15, 2022, the convertible preferred stock can only be converted if the shares of convertible preferred stock have been separated from the related purchase contract, as described herein, and only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing. On and after November 15, 2022, holders of shares of the convertible preferred stock that are not a part of Corporate Units, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock. If the specific conditions for conversion are not met, you will not be able to convert your convertible preferred stock, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the convertible preferred stock would otherwise be convertible.

On or after December 22, 2022, we may redeem any or all of the convertible preferred stock, and upon any redemption of your convertible preferred stock or any conversion of your convertible preferred stock in connection with a redemption, you will not receive any make-whole cash or shares or other compensation for future dividends or lost time value of your convertible preferred stock.

On or after December 22, 2022 (or such later date as is determined in connection with a successful remarketing), we may redeem any or all of the shares of convertible preferred stock. The redemption price will equal 100% of the liquidation preference of the shares of convertible preferred stock to be redeemed, plus any accumulated and unpaid dividends (whether or not declared) (which will only accrue from and after the settlement date for a dividend increase remarketing) to, but excluding, the redemption date. If we call any convertible preferred stock for redemption, you may convert your shares of convertible preferred stock at any time until the close of business on the second business day preceding the redemption date. Upon any such conversion or redemption, we will not be required to pay any make-whole cash or shares or otherwise compensate you in any way for any future dividend payments, if any, that you would have otherwise received or any other lost time value of your convertible preferred stock. In addition, the convertible preferred stock that is purchased in a final remarketing could be redeemed by us as soon as 25 scheduled trading days after such purchase, meaning purchasers in a remarketing may not have any assurance that the call option embedded in the convertible preferred stock has any meaningful time value, or mechanism for compensation for the loss thereof, or rights to future dividends, if any. Because of these features, it is possible that the remarketing price for the convertible preferred stock in any successful remarketing is less than that which could be obtained for a convertible security without these features, or that there may not be a successful remarketing of the convertible preferred stock at all.

You will have no right to vote for directors until and unless dividends on any shares of the convertible preferred stock (which will only accrue after a dividend increase remarketing) are in arrears and unpaid for the equivalent of six or more dividend periods.

Until and unless dividends on any shares of the convertible preferred stock (which will only accrue after a dividend increase remarketing) are in arrears and unpaid for the equivalent of six or more dividend periods, you will have no voting rights with respect to the election of directors. If, after a dividend increase remarketing, dividends on any shares of the convertible preferred stock are in arrears and unpaid for the equivalent of six or more dividend periods, whether or not consecutive, the holders of our convertible preferred stock, voting as a single class with all of our other classes or series of preferred stock upon which equivalent voting have been conferred and are exercisable, will have the right to elect two additional directors to our board of directors, as described under “Description of the Convertible Preferred Stock—Limited Voting Rights” in this prospectus supplement. These voting rights and the terms of the directors so elected will only continue until all dividends on the convertible preferred stock shall have been paid in full, or declared and a sum or number of shares of common stock sufficient for such payment is set aside for payment. Unless and until the dividend rate is increased above 0%, you will not have the ability to vote for the election of directors as described here, except as otherwise required by Connecticut law.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change prior to a successful remarketing.

There will be no make-whole amount of shares or increase to the conversion rate for conversions of the convertible preferred stock in connection with a fundamental change, except in the limited case where the fundamental change occurs prior to a successful remarketing and the stock price for such fundamental change is less than the conversion price. Upon any such conversion, we will pay or deliver, as the case may be, cash, shares of our common stock, or a combination thereof (subject to our right to irrevocably elect a settlement method to apply), based solely on the then-current conversion rate, subject to the foregoing.

Upon a conversion in connection with a fundamental change prior to a successful remarketing, you may receive consideration worth less than the $1,000 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon.

Upon the occurrence of a fundamental change prior to a successful remarketing for which the stock price is less than the conversion price, holders of convertible preferred stock will have the right to convert their shares at an adjusted conversion rate, which depends on the stock price prior to the effective date of such fundamental change. If the stock price is less than $            (50% of the closing price of our common stock on the pricing date of this offering) per share (subject to adjustment), you will receive a number of shares of common stock (or a combination of cash and/or shares of our common stock, at our election, subject to our right to irrevocably elect a settlement method to apply) worth less than the $1,000 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon. You will have no claim against us for the difference between such value and the $1,000 liquidation preference per share of convertible preferred stock plus any accumulated and unpaid dividends, if any, thereon.

The accounting method for convertible securities that may be settled in cash could have a material effect on our reported financial results.

Convertible securities traditionally factor into the earnings per share calculation using the “if-converted method,” under which securities are assumed to be converted at the beginning of the period, with the resulting common shares included in the denominator of the diluted earnings per share calculation for the entire period being presented. Diluted earnings per share also includes certain shares that are contingently issuable. Contingent shares are included if such shares would be issuable upon the satisfaction of certain conditions.

Under certain circumstances, when convertible securities (such as the convertible preferred stock) can be settled in common stock or cash at the election of the issuer, common shares can be excluded from the denominator of the diluted earnings per share calculation on the basis that the convertible preferred stock will be settled in cash except to the extent that the conversion value of the convertible preferred stock exceeds its liquidation preference. The contingent shares issuable for the excess, if elected to settle such excess in common shares, would be included in the denominator of diluted earnings per share during such times.

If our ability to settle in common stock or cash, at our election, should become restricted, such that we can only settle the convertible preferred stock with common stock, our diluted earnings per share would be adversely affected. In addition, if accounting standards change in the future and do not permit the accounting treatment outlined above, our diluted earnings per share would be adversely affected. For example, the Financial Accounting Standards Board recently published an exposure draft proposing to amend accounting standards to eliminate the treasury stock method for convertible instruments and instead require application of the “if-converted” method. Under that method, if adopted, diluted earnings per share would generally be calculated assuming that all convertible securities were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may adversely affect our diluted earnings per share.

We may not have the ability to raise the funds necessary to settle conversions of the convertible preferred stock, and our future debt may contain limitations on our ability to pay cash upon conversion of the convertible preferred stock.

Upon conversion of the convertible preferred stock, unless we elect, or have previously irrevocably elected, to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the shares of convertible preferred stock being converted as described under “Description of the Convertible Preferred Stock—Conversion Rights—Settlement Upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make payments in respect of shares of convertible preferred stock being converted. In addition, our ability to pay cash upon conversions of the convertible preferred stock may be limited by law, by regulatory authority or by agreements governing our future indebtedness.

Our existing or future credit facilities may limit our ability to pay any cash amount upon the conversion of the convertible preferred stock.

Our existing or future credit facilities may prohibit or otherwise limit us from making any cash payments on the conversion of any shares of convertible preferred stock, including if there is a default under any such facility or, after giving effect to such conversion (and any additional indebtedness incurred in connection with such conversion), we would not be in pro forma compliance with our financial covenants under that facility. Any new credit facility that we may enter into may have similar restrictions.

Under certain circumstances, you may be treated as receiving a taxable distribution on the convertible preferred stock even though you do not actually receive any cash distribution.

Following the remarketing settlement date, we may, at our option, pay dividends wholly or partly in our common stock, as described under “Description of the Convertible Preferred Stock—Dividends.” Any such dividends will still be treated as distributions taxable in the same manner as cash distributions. In addition, for United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the convertible preferred stock if (1) the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the conversion rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the conversion rate might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a Non-U.S. Holder (as defined under “United States Federal Income Tax Considerations”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied. If we pay withholding taxes on your behalf as a result of an adjustment to the conversion rate, we may, at our option, withhold such payments from other amounts such as cash or common stock otherwise due to you. For further details, see “United States Federal Income Tax Considerations.”

Risk Factors Relating to the Purchase Contracts

You may be required to recognize income without a corresponding receipt of cash to the extent we elect to pay contract adjustment payments in stock or we elect to defer contract adjustment payments.

We may, at our option, pay contract adjustment payments under the purchase contracts wholly or partly in our common stock or defer the payment of all or part of the contract adjustment payments, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” You may be required to recognize ordinary income with respect to the contract adjustment payments even if we pay them partly or wholly in common stock. We intend to report the contract adjustment payments in a manner consistent with this treatment. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes, you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments. You are urged to consult your tax advisors concerning the possible alternative characterization and tax treatment of the contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. For further details, see “United States Federal Income Tax Considerations.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the purchase contract settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you may be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a Non-U.S. Holder (as defined under “United States Federal Income Tax Considerations”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied. If we pay withholding taxes on your behalf as a result of an adjustment to the settlement rate, we may, at our option, withhold such payments from other amounts such as cash or common stock otherwise due to you. For further details, see “United States Federal Income Tax Considerations.”

We intend to report contract adjustment payments as ordinary income subject to withholding to the extent made to Non-U.S. Holders.

We intend to treat any contract adjustment payments paid to a Non-U.S. Holder (as defined under “United States Federal Income Tax Considerations”) as payments generally subject to withholding tax at a 30% rate unless certain conditions are satisfied. If we pay withholding taxes on your behalf in respect of a contract adjustment payment paid in stock, we may, at our option, withhold such payments from payments of cash and/or from common stock delivered under the purchase contract. You are urged to consult your tax advisors concerning the possible alternative characterization and tax treatment of the contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. For further details, see “United States Federal Income Tax Considerations.”

Risk Factors Relating to our Common Stock

The price of our common stock may fluctuate significantly.

The purchase contracts are settled for shares of our common stock and the convertible preferred stock is convertible into our common stock and/or cash, in each case, based on the market price of our common stock.

The market price of our common stock may fluctuate significantly in response to many factors, including those discussed under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 29, 2018, quarterly report on Form 10-Q for the quarters ended March 30, 2019, June 29, 2019 and September 28, 2019 and subsequently filed quarterly reports on Form 10-Q, and our proxy statement filed with the SEC on March 6, 2019, the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus and:

•	actual or anticipated variations in our operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the industry, generally;

•	increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement; and

•	general market and economic conditions.

Holders who receive our common stock upon settlement of their purchase contracts or conversion of their convertible preferred stock will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of the financial condition, results of operations, business or prospects of us and our subsidiaries. It is impossible to assure holders of Equity Units and the convertible preferred stock that the market price of our common stock will not fall in the future.

Anti-takeover provisions in our certificate of incorporation, bylaws and Connecticut law may make acquisition of us more difficult.

Anti-takeover provisions in our certificate of incorporation and Connecticut law may make an acquisition of us more difficult. These provisions:

•

authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class, and if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	require supermajority vote of stockholders in order to consummate a merger or other business combination transaction; and

•	establish advance notice requirements for nominations to the board of directors or for proposals that can be acted on at stockholder meetings.

These provisions may deter an acquisition of us that might otherwise be attractive to stockholders.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $            million, after expenses and the underwriting discount and assuming the underwriters do not exercise their over-allotment option. We intend to use the net proceeds from this offering, together with cash on hand, to redeem in full our 2052 Debentures. This prospectus supplement does not constitute a notice of redemption of our 2052 Debentures. We also expect to use approximately $            of the net proceeds from this offering, together with cash on hand, to enter into the capped call transactions described in this prospectus supplement.

Our 2052 Debentures bear interest at an annual rate of 5.75% and mature on July 25, 2052.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 28, 2019, on an actual and an as adjusted basis to give effect to (i) the issuance of the Equity Units and (ii) the application of the net proceeds from this offering, together with cash on hand, to redeem our 2052 Debentures and to fund the capped called transactions described in this prospectus supplement. The “As Adjusted” column does not give effect to any other changes in our capitalization occurring after September 28, 2019.

The actual data included in the table below is derived from our unaudited consolidated financial statements as of September 28, 2019. This table should be read in conjunction with those consolidated financial statements and the notes thereto in our Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2019 and incorporated in this prospectus supplement by reference.

	As of September 28, 2019
	Actual	As Adjusted
	(unaudited) (in millions)
Cash and cash equivalents	$311.7	$

Short-term borrowings	$1,454.9	$

Long-term debt:
3.40% Notes due 2021	406.8		406.8
2.90% Notes due 2022	752.2		752.2
3.40% Notes due 2026	496.3		496.3
7.05% Notes due 2028	168.8		168.8
4.25% Notes due 2028	495.6		495.6
5.20% Notes due 2040	366.1		366.1
4.85% Notes due 2048	494.1		494.1
5.75% Junior Subordinated Debentures due 2052	732.0		—
Other	—		—

Long-term debt, including current maturities	3,911.9		3,911.9
Less current maturities	(3.1)		(3.1)

Total long-term debt	3,908.8		3,908.8
Total shareowners’ equity	8,268.2

Total capitalization	$13,635.0	$

ACCOUNTING TREATMENT

The proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the convertible preferred stock based on the fair value of each at the date of the offering. It is expected that the aggregate liquidation preference of the convertible preferred stock will be recorded as equity at inception. The present value of the Corporate Unit contract adjustment payments will be initially charged to shareowners’ equity, with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the shareowners’ equity based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $100 on the purchase contract and will issue the requisite number of shares of our common stock. The $100 that we receive will be credited to shareowners’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently we anticipate there will be no dilutive effect on our earnings per share from the purchase contracts prior to settlement.

Convertible securities traditionally factor into the earnings per share calculation using the “if-converted method,” under which securities are assumed to be converted at the beginning of the period, with the resulting common shares included in the denominator of the diluted earnings per share calculation for the entire period being presented. Diluted earnings per share also includes certain shares that are contingently issuable. Contingent shares are included if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.

Under certain circumstances, when convertible securities (such as the convertible preferred stock) can be settled in common stock or cash at the election of the issuer, common shares can be excluded from the denominator of the diluted earnings per share calculation on the basis that the convertible preferred stock will be settled in cash except to the extent that the conversion value of the convertible preferred stock exceeds its liquidation preference. The contingent shares issuable for the excess, if elected to settle such excess in common shares, would be included in the denominator of diluted earnings per share during such times.

Before the settlement of the convertible preferred stock, the applicable conversion value feature will be accounted for using the treasury stock method previously described. As a result, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above $        .

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the purchase contracts and the convertible preferred stock could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and our common stock set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement,” “Description of the Convertible Preferred Stock” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus, is a description of the material terms of the Equity Units but does not purport to be complete, and we refer you to the agreements which will govern your rights as holders of the Equity Units and which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part.

In this Description of the Equity Units, “we,” “us,” “our” or “the Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”) and HSBC Bank USA, National Association, as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Equity Units may be Corporate Units, Treasury Units or Cash Settled Units. The Equity Units will initially consist of 6,750,000 Corporate Units (or 7,500,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100. Each Corporate Unit offered by us will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on November 15, 2022, which we refer to as the “purchase contract settlement date,” and we will agree to sell to the holder, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “—Early Settlement” or “—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares;” and

•

we will pay to the holder quarterly contract adjustment payments at the rate of     % of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)	either:

•

a 1/10, or 10%, undivided beneficial ownership in one share of 0% Series D Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “convertible preferred stock”), issued by us; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio, a 1/10, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S.

Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to the purchase contract settlement date.

The fair market value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the convertible preferred stock in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate the entire purchase price to your convertible preferred stock as described under “United States Federal Income Tax Considerations—U.S. Holders—Equity Units—Allocation of Purchase Price.”

As long as a unit is in the form of a Corporate Unit, any ownership interest in a share of convertible preferred stock or any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock

Each holder of 10 Corporate Units may create, at any time other than (i) if we elect an optional remarketing, during the period from 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing and (iii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (we refer to each such period as a “blackout period”), 10 Treasury Units by substituting for the share of convertible preferred stock that is a component of 10 Corporate Units a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on or prior to November 15, 2022 (e.g., CUSIP No. 912803BA0), which we refer to as a “Treasury security.” This substitution would create 10 Treasury Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Treasury Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.

Each Treasury Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•

we will pay to the holder quarterly contract adjustment payments at the rate of     % of the stated amount of $100 per year, subject to our right to defer such contract adjustment payments, payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)	a 1/10 undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited the Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Treasury Units to the holder.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. The share of convertible preferred stock thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses (including reasonable fees and expenses of counsel) payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units from Treasury Units

Each holder of 10 Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury security held by the collateral agent one share of convertible preferred stock for each such 10 Treasury Units. This substitution would recreate Corporate Units and the applicable Treasury security would be released to the holder. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.

To recreate 10 Corporate Units, a holder is required to:

•

deposit with the collateral agent one share of convertible preferred stock, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited one share of convertible preferred stock with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related Treasury security.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the share of convertible preferred stock, the collateral agent will release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 10 Corporate Units to the holder.

The share of convertible preferred stock will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Creating Cash Settled Units from Corporate Units

Each holder of 10 Corporate Units may create, only during the period after the date we give notice of the final remarketing period and prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, Cash Settled Units by substituting for a share of convertible preferred stock that is a component of the Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related share of convertible preferred stock would be released to the holder and would be separately tradable from the Cash Settled Units. Because the convertible preferred stock is issued with a liquidation preference of $1,000 per share, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units do not have the right to recreate Corporate Units or create Treasury Units.

Each Cash Settled Unit will consist of:

(1)	a purchase contract under which:

•

the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•

we will pay to the holder the final quarterly contract adjustment payment due on the purchase contract settlement date (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon), payable in cash, shares of our common stock or a combination thereof, at our election, unless we have previously irrevocably elected a contract adjustment payment method to apply; and

(2)	$100 in cash.

To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•

transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related share of convertible preferred stock.

Promptly following receipt of written instructions from the purchase contract agent and receipt of cash, the collateral agent will release the related share of convertible preferred stock from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related share of convertible preferred stock to the holder; and

•	deliver 10 Cash Settled Units to the holder.

The cash will be substituted for the share of convertible preferred stock and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contract. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The share of convertible preferred stock thereafter will trade separately from the Cash Settled Units.

Holders who create Cash Settled Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent (including reasonable fees and expenses of counsel) in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”

Current Payments

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $100 per Equity Unit until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before an early settlement as described in “Description of the Purchase Contracts—Early Settlement.” Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us on the final contract adjustment payment date. Holders of Corporate Units will not receive any dividends on the convertible preferred stock attributable to such Corporate Units (but will receive distributions on the applicable ownership interest in the Treasury portfolio, if any, if the convertible preferred stock has been replaced by the Treasury portfolio) and the liquidation preference of the convertible preferred stock will not accrete. Any contract adjustment payments may be paid in cash, shares of our common stock or a combination thereof, at our election, as described herein, unless we have previously irrevocably elected a contract adjustment payment method to apply. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units or the cash that is a component of the Cash Settled Units. If the dividend rate on the convertible preferred stock has been increased in connection with a successful remarketing, the holders of the Treasury Units will receive quarterly dividend payments (when, as and if declared by our board of directors) on the shares of convertible preferred stock that were released to them when they created the Treasury Units as long as they continue to hold such shares.

We will make all contract adjustment payments quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on February 15, 2020.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” Even if the dividend rate is increased in connection with a successful remarketing, and dividends therefore begin to accumulate on the convertible preferred stock, we are not obligated to declare or pay any such dividends on the convertible preferred stock, as described under “Description of the Convertible Preferred Stock—Dividends Following a Successful Remarketing.”

Listing

We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “SWT.” Unless and until substitution has been made as described above, none of the convertible preferred stock component of a Corporate Unit, the Treasury security component of a Treasury Unit nor the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The convertible preferred stock component will trade as a unit with the purchase contract component of the Corporate

Units, the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units or shares of convertible preferred stock are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units or convertible preferred stock to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock. Holders of shares of convertible preferred stock, whether or not part of a Corporate Unit, will have only the limited voting rights described in “Description of the Convertible Preferred Stock—Limited Voting Rights.”

DESCRIPTION OF THE PURCHASE CONTRACTS

The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, the custodial agent and the securities intermediary. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement is a summary of their material terms but does not purport to be complete, and reference is hereby made to the purchase contract and pledge agreement that will be filed as an exhibit on Form 8-K.

In this Description of the Purchase Contracts, “we,” “us,” “our” or “the Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will obligate its holder to purchase, and us to sell, on the purchase contract settlement date (unless the purchase contract terminates prior to that date as described under “—Termination” or is settled early at the holder’s option as described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”), for $100 in cash, a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we call the “settlement rate”) will be rounded to the nearest ten-thousandth of a share and determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)

If the applicable market value of our common stock is less than or equal to $        , which we refer to as the “reference price,” the settlement rate will be                  shares of our common stock (which we refer to as the “maximum settlement rate”).

Accordingly, if the market price for our common stock decreases from the date of this prospectus supplement and during the market value averaging period (described below), the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount of $100, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)

If the applicable market value of our common stock is greater than the reference price, the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value.

Accordingly, if the market price for the common stock increases from the date of this prospectus supplement and during the market value averaging period, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount of $100, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The reference price initially equals the last reported sale price of our common stock on the New York Stock Exchange on November     , 2019.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be equal to 85% of the settlement rate determined in the manner set forth above but over a 20 consecutive trading day period beginning on the trading day immediately following the day you exercise your early settlement right, which we refer to as the “early settlement averaging period.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.”

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “market value averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the purchase contract settlement date.

The “daily VWAP” of our common stock means, for each relevant trading day, the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “SWK <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

If a market disruption event occurs on any scheduled trading day during the market value averaging period or any early settlement averaging period, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the second scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that second scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price as of such day.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant date for delivery of shares of our common stock, in the case of early settlement). If, however, a holder surrenders for settlement more than one purchase contract on the same date, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered on such date or, if the Equity Units are held in global book-entry form, based on such other aggregate number of purchase contracts being surrendered by the holder on the same date as DTC may otherwise request.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Unless:

•

a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”; or

•	an event described under “—Termination” has occurred,

then, on the purchase contract settlement date,

•

in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the final remarketing or the maturity of the Treasury portfolio from an earlier optional remarketing, as applicable, equal to $1,000 multiplied by the number of shares of the convertible preferred stock underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders whose shares of convertible preferred stock were remarketed;

•

in the case of Corporate Units where there has not been a successful remarketing, each holder will be deemed to have automatically delivered to us on the purchase contract settlement date the ownership interests in the shares of convertible preferred stock that are a part of such Corporate Units (unless such holder shall have elected to settle the related purchase contracts in cash as described under “—Final Remarketing”) to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts;

•

in the case of Treasury Units, the cash proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•

in the case of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

Our common stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•

agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat itself as the owner of the related convertible preferred stock, applicable interest in the Treasury portfolio, Treasury securities or cash, as the case may be.

Remarketing

We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent. Pursuant to the remarketing agreement, remarketing of the convertible preferred stock underlying the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing” and the “final remarketing” (each as defined below) as a “remarketing.” No remarketing will occur if a termination event has occurred or, in the case of an optional remarketing, certain other events have occurred as described below.

As described under “Description of the Convertible Preferred Stock—Remarketing,” in connection with a successful remarketing, (i) the dividend rate on the convertible preferred stock may be increased as described below, (ii) the conversion rate of the convertible preferred stock may be increased as described below, (iii) the earliest redemption date may be changed to a later date as described below, (iv) we may elect for the fundamental change conversion right to apply and (v) if the dividend rate is increased, dividends will be payable quarterly in arrears, when, as and if declared by our board of directors, commencing on the February 15, May 15, August 15 or November 15 immediately following the remarketing settlement date, as selected by us, provided that the first such dividend payment date will not be earlier than February 15, 2023.

During any blackout period you do not have the right to:

•	settle a purchase contract early;

•	create Treasury Units;

•	create Cash Settled Units; or

•	recreate Corporate Units from Treasury Units.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the convertible preferred stock to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to, on one or more occasions as specified herein, remarket the convertible preferred stock during a period (which we call the “optional remarketing window”) beginning on and including August 10, 2022 and ending on and including October 27,

2022. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we call an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include shares of convertible preferred stock underlying Corporate Units and other shares of convertible preferred stock of holders that have elected to include those shares in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give to the depositary 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing window as an “optional remarketing” and the date we price the convertible preferred stock offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for shares of convertible preferred stock that are components of Corporate Units, that results in proceeds of at least 100% of the Treasury portfolio purchase price described below and (ii) for shares of convertible preferred stock that are not part of Corporate Units, at least equal to the separate convertible preferred stock purchase price (as defined in “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units”), which will be the same price, on a per share basis, as the shares of convertible preferred stock included as components of Corporate Units. To obtain that price, we may change the earliest redemption date to a later date as described under “Description of the Convertible Preferred Stock—Optional Redemption,” increase the dividend rate, increase the conversion rate on the convertible preferred stock and/or elect for the fundamental change conversion right to apply, as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).

We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate shares of convertible preferred stock of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.

Following a successful optional remarketing of the convertible preferred stock, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose shares of convertible preferred stock were remarketed.

We have the right to elect not to attempt or to postpone any optional remarketing in our absolute discretion on any day of the relevant optional remarketing period.

If we elect to conduct an optional remarketing and such remarketing is successful:

•

settlement of the remarketed convertible preferred stock will occur on the second business day following the optional remarketing date, or such other date we and the remarketing agent agree to (we refer to such settlement date as the “optional remarketing settlement date”);

•

if applicable, the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased on the optional remarketing settlement date;

•	if applicable, the earliest redemption date will be changed to a later date, effective on the optional remarketing settlement date;

•

any terms of the remarketed convertible preferred stock modified by us (including whether the fundamental change conversion right applies) in accordance with the certificate of amendment creating the convertible preferred stock (the “certificate of amendment”) will become effective on the optional remarketing settlement date, if applicable;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the shares of convertible preferred stock will continue to be components of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable best efforts to remarket the convertible preferred stock during the final remarketing period as described below.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, the Treasury portfolio. If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the description of the Treasury portfolio under “Description of the Equity Units.” If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash. Neither we, the purchase contract agent, the collateral agent or anyone else will invest that cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the shares of convertible preferred stock that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $1,000 multiplied by the number of shares of convertible preferred stock that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts. For the avoidance of doubt, any failure to apply proceeds as described above solely as a result of a failure by the U.S. government to pay the principal amount of or any interest on any Treasury security in the Treasury portfolio shall not constitute an event of default under a purchase contract. If, as a result of any such failure, there are insufficient proceeds from the Treasury portfolio to satisfy the Corporate Unit holders’ obligations to purchase common stock under the purchase contracts, we will delay settlement of the purchase contracts until such time as such proceeds are available.

If we elect to remarket the convertible preferred stock during an optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

Final Remarketing

Unless (i) a termination event has occurred or (ii) the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units as a result of a successful optional remarketing, the remarketing agent will remarket the shares of convertible preferred stock that are components of the Corporate Units and any separate shares of convertible preferred stock whose holders have elected to participate in the remarketing as described under “Description of the Convertible Preferred Stock—Remarketing of Shares That Are Not Included in Corporate Units,” during each day of the five business day period ending on November 11, 2022 (the second business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the convertible preferred stock offered in the final marketing as the “final remarketing date.”

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. To obtain that price, we may change the earliest redemption date to a later date, increase the dividend rate, increase the conversion rate of the convertible preferred stock and/or elect whether the fundamental change conversion right applies, as described under “Description of the Convertible Preferred Stock—Increased Dividend Rate and Increased Conversion Rate.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate shares of convertible preferred stock of the remarketing no later than October 20, 2022. In our notice of a final remarketing, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate shares of convertible preferred stock to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units, if applicable, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of an ownership interest in a share of convertible preferred stock that is a part of a Corporate Unit in the case of a failed final remarketing if such holder wishes not to have its ownership interests in shares of convertible preferred stock automatically delivered to us as described in this prospectus supplement in satisfaction of its obligation under the related purchase contracts.

We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last business day of the final remarketing period.

If the final remarketing is successful:

•	settlement of the remarketed convertible preferred stock will occur on the purchase contract settlement date;

•

if applicable, the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) will be increased, effective on the purchase contract settlement date;

•	if applicable, the earliest redemption date will be changed to a later date, effective on the purchase contract settlement date;

•

any other modified terms of the convertible preferred stock (including whether the fundamental change conversion right applies) will take effect on the purchase contract settlement date in accordance with the terms of the certificate of amendment;

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors;

•

a portion of the proceeds from the remarketing equal to $1,000 multiplied by the number of shares of convertible preferred stock underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date and any remaining proceed will be promptly remitted to the holder after the purchase contract settlement date; and

•

proceeds from the remarketing attributable to holders who have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related convertible preferred stock on or prior to the last day of the final remarketing period, at a price equal to or greater than $1,000 multiplied by the aggregate number of shares of convertible preferred stock to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, the ownership interests in the shares of convertible preferred stock held as a part of Corporate Units will be automatically delivered to us, on the purchase contract settlement date, in full satisfaction of the Corporate Unit holder’s obligation to purchase our common stock under the related purchase contract, unless the holder has elected otherwise, as set forth under “Description of the Convertible Preferred Stock—Automatic Settlement Upon Failed Final Remarketing.”

If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the convertible preferred stock to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News or the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time prior to the close of business on the scheduled trading day immediately preceding the first day of the market value averaging period, other than during a blackout period. In the case of Corporate Units and Treasury Units, such early settlement may only be made in integral multiples of 10 purchase contracts.

In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 times the number of purchase contracts being settled; plus

•

if the “early settlement date” (as defined below) for any purchase contract occurs during the period from the close of business on any contract adjustment payment record date to the opening of business on the related payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if we determine that it is required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will issue, for each purchase contract being settled, 85% of the number of shares of our common stock that would be deliverable for each purchase contract as described in “—Purchase of Common Stock” above as if the “applicable market value” were the average of the daily VWAPs of our common stock during the early settlement averaging period.

We will cause the related shares of convertible preferred stock or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within two business days following the early settlement date, to the purchase contract agent on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of our common stock to be issued upon settlement of the purchase contract within two business days following the last day of the early settlement averaging period, to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate (except for contract adjustment payments payable to the holders of record on the applicable record date), and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the “early settlement date.” If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the “early settlement date.”

Early Settlement Upon a Fundamental Change

If a fundamental change (as defined below) occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to settle the purchase contract early on the fundamental change early settlement date (as defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below under “—Calculation of Make-Whole Shares”), plus an additional number of shares determined as set forth below (such additional number referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” will be deemed to have occurred at the time after the Equity Units are originally issued if any of the following occurs:

(i) any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events occurs pursuant to which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a United States national or regional securities exchange for a period of 30 or more consecutive trading days; or

(ii) our common stock ceases to be listed or quoted on a United States national or regional securities exchange for 30 or more consecutive trading days.

The fundamental change early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of our common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). The fundamental change early settlement date will be postponed by the number of days during the period on which no such registration statement is effective, except that the fundamental change early settlement date will not be postponed beyond the purchase contract settlement date. If, but for the exception contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the stock price (as defined below under “—Calculation of Make-Whole Shares”) in such fundamental change.

To the extent practicable, we will provide each holder of Equity Units with a notice of the anticipated effective date of a fundamental change at least 20 business days prior to such anticipated effective date, but in any event not later than the earlier of the effective date and two business days following our becoming aware of the occurrence of such fundamental change. In addition, we will provide each holder of Equity Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will specify:

(1)

a date on which the fundamental change early settlement will occur (the “fundamental change early settlement date”), which shall be at least 10 business days after the effective date of such fundamental change but, subject to the foregoing, no later than the earlier of (x) 20 business days after the effective date of such fundamental change and (y) one business day prior to (i) the first day of the commencement of an optional remarketing period, or (ii) if we have not specified an optional remarketing period or the optional remarketing is not successful, the first day of the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date;

(2)	the date by which holders must exercise the fundamental change early settlement right;

(3)	the applicable settlement rate and number of make-whole shares;

(4)	the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement; and

(5)

the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date.

To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and

•	deliver to the purchase contract agent cash in immediately available funds equal to $100 times the number of purchase contracts being settled.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for fundamental change early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares, together with accrued and unpaid contract adjustment payments to the fundamental change early settlement date; provided that if a fundamental change early settlement date falls after a record date and on or prior to the corresponding contract adjustment payment date, we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due on such contract adjustment payment date to the holder of record at the close of business on the corresponding record date.

The holder will also receive on the fundamental change early settlement date the shares of convertible preferred stock or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent, on behalf of the holder, free and clear of our security interest. In the case of Corporate Units, if such holder has elected to settle the purchase contracts, such holder will also receive on the fundamental change early settlement date the aggregate number of shares of convertible preferred stock underlying the Corporate Units. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

Holders of Corporate Units and Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 purchase contracts.

The terms of the convertible preferred stock provide that if a fundamental change occurs on or after a successful remarketing, there will be no fundamental change conversion right. However, we may, in connection with a remarketing, nonetheless elect for the fundamental change conversion right to apply to the terms of the convertible preferred stock, but we are not obligated to do so. See “Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change.”

Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (i) of the definition of fundamental change above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•	in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.

For purposes of this “Description of the Purchase Contracts” section, the stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-

dilution adjustments to the maximum settlement rate in a manner inversely proportional to the adjustments to the maximum settlement rate. Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the maximum settlement rate as set forth under “—Anti-dilution Adjustments.”

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
November , 2019
November 15, 2020
November 15, 2021
November 15, 2022

The actual stock price and effective date may not be set forth on the table, in which case:

•

if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price exceeds $ per share, subject to adjustment in the same manner as the stock prices in the table above, then the make-whole share amount will be zero; and

•

if the stock price is less than $        per share, subject to adjustment in the same manner as the stock prices in the table above (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the actual effective date is between two effective dates on the table.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units will be payable in cash, shares of our common stock or a combination thereof, unless we have previously irrevocably elected a contract adjustment payment method to apply, at a rate per year of     % of the stated amount of $100 per purchase contract. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments will accrue from the date of original issuance of the Corporate Units to (but excluding) the earliest occurrence of a termination event, the purchase contract settlement date, the fundamental change early settlement date (if applicable) and the most recent quarterly payment date on or before any early settlement of the related purchase contracts (if applicable), and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2020 (we refer to each of these dates as a “contract adjustment payment date”).

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the first day of the month on which the relevant contract adjustment payment date falls (whether or not a business day) or if the Equity Units are held in global book-entry form, the record date will be the business day immediately preceding the applicable contract adjustment payment date. Contract adjustment payments will be payable to such record holders notwithstanding the occurrence of any early settlement date or fundamental change early settlement date following a record date and on or prior to the open of business on the related payment date, except that holders will be required to pay us, in connection with any early settlement (other than in connection with a fundamental change), an equivalent payment as described under “—Early Settlement” above. These distributions will be paid through the purchase contract agent, who will distribute amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.

If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly contract adjustment payment date immediately preceding the early settlement date.

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of     % per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay any dividends or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock (including the convertible preferred stock).

The restrictions listed above do not apply to:

•

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•

any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any dividend or distribution in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

•

payments on any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; and

•

any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Method of Payment of Contract Adjustment Payments

Subject to the limitations described below, we may elect to pay any contract adjustment payment (or any portion of any contract adjustment payment) on the Equity Units (whether or not for a current quarterly period or any prior quarterly period), determined in our sole discretion:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each contract adjustment payment in cash, except to the extent we elect, or have previously elected, to make all or any portion of such payment in shares of our common stock. To the extent we do not elect to defer such payment, unless we have previously irrevocably elected a contract adjustment payment method, we will give the holders of the Equity Units notice of any election with respect to any particular contract adjustment payment and the portion of such payment that will be made in cash and the portion that will be made in common stock no later than eight scheduled trading days prior to the payment date for such contract adjustment payment.

If we elect, or have previously irrevocably elected, to make any such contract adjustment payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

Without the consent of any holders of purchase contracts, we may, by notice to such holders through the purchase contract agent, irrevocably elect whether we will pay contract adjustment payments in cash, shares of our common stock or a combination thereof (a “contract adjustment payment method”) and, if applicable, the amount or percentage of a contract adjustment payment to be paid in common stock that will apply to any contract adjustment payment following such notice (unless a contract adjustment payment method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which, for the avoidance of doubt, may be at any time subsequent to the delivery of such notice). Our irrevocable election of a contract adjustment payment method as described herein may be made by us in our sole discretion.

No fractional shares of common stock will be delivered to the holders of the Equity Units in respect of contract adjustment payments. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of Equity Units held by such holder (or, if the Equity Units are held in global book-entry form, based on the applicable procedures of the depositary for determining such number of Equity Units).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as a contract adjustment payment, including contract adjustment payments paid in connection with a fundamental change early settlement, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable by non-affiliates of ours without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Anti-dilution Adjustments

The maximum settlement rate will be subject to the following adjustments:

(1)    If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the maximum settlement rate will be adjusted based on the following formula:

SR1 = SR0 x (OS1/OS0 )

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date or such effective date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on (x) the record date for such dividend or other distribution or (y) the effective date for such share split or share combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(2)    If we distribute to all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the date of the time of announcement of such issuance, the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x (OS0 + X) / OS0 + Y)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding date of announcement for the issuance of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new maximum settlement rate shall be readjusted, as of the date of such expiration, to the maximum settlement rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(3)    (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock (excluding (i) any dividend, distribution, rights, warrants or options as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause 3(b) below apply), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x SP0 / (SP0 – FMV)

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

Notwithstanding the foregoing, if “FMV” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

(b)    However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off”, then the maximum settlement rate will instead be increased based on the following formula:

SR1 = SR0 x (FMV0 + MP0) / MP0

where,

SR0	=	the maximum settlement rate in effect immediately prior to the end of the valuation period (as defined below);

SR1	=	the maximum settlement rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the closing price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the third trading day immediately following the ex-dividend date for such dividend or distribution with respect to our common stock on the New York Stock Exchange or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for our common stock (the “valuation period”); and

MP0	=	the average of the closing price of our common stock over the valuation period.

The adjustment to the maximum settlement rate under this paragraph 3(b) will occur on the last day of the valuation period; provided that if a holder elects to early settle the purchase contracts, or the purchase contract settlement date occurs, in either case, during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the date on which such holder elected its early settlement right, or the business day immediately preceding the purchase contract settlement date, as the case may be, in determining the maximum settlement rate.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(4)    If any regular, quarterly cash dividend or distribution is made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.69 per share (the “reference dividend”), the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x [(SP0 – T) / (SP0 – C)]

where,

SR0		the maximum settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the maximum settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the record date for such distribution;

C	=	the amount in cash per share we distribute to holders of our common stock; and

T	=	the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero.

Notwithstanding the foregoing, if “C” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever the maximum settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new maximum settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the maximum settlement rate that would then be in effect if such dividend or distribution had not been declared.

(5)    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the maximum settlement rate will be increased based on the following formula:

SR1 = SR0 x [(FMV + (SP1 x OS1)] / (SP1 – OS0)]

where,

SR0	=	the maximum settlement rate in effect immediately prior to the close of business on the trading day on which such tender or exchange offer expires;

SR1	=	the maximum settlement rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;

FMV	=	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the date such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the maximum settlement rate under the preceding paragraph (5) will occur at the close of business on the trading day on which such tender or exchange offer expires.

The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case the maximum settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

For United States income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the maximum settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the maximum settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the maximum settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, Non-U.S. Holders (as defined in “United States Federal Income Tax Considerations”) may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax. See “United States Federal Income Tax Considerations—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate” and “United States Federal Income Tax Considerations—Non-U.S. Holders—United States Federal Withholding Tax.”

In addition, we may increase the maximum settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the maximum settlement rate will be calculated to the nearest ten thousandth of a share. No adjustment to the maximum settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the maximum settlement rate. If any adjustment is not required to be made because it would not change the maximum settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date, any early settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the maximum settlement rate will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

Except as described above, the maximum settlement rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock;

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the maximum settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the maximum settlement rate, an adjustment also will be made to the reference price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date, any early settlement date or any fundamental change early settlement date.

If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the market value averaging period or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the fundamental change early settlement date and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the maximum settlement rate and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the maximum settlement rate becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required maximum settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory exchange of our common stock;

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“exchange property”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of exchange property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or surviving such merger or, if other than us, the person which acquires our assets and those of our subsidiaries substantially as an entirety will execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) will have the rights described in the preceding paragraph and expressly assuming all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and the remarketing agreement. Such supplemental agreement will provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the maximum settlement rate, which, for events subsequent to the effective date of such reorganization event, will be as nearly equivalent as may be practicable, as determined by us in our sole commercially reasonable discretion, to the adjustments provided for under “—Anti-dilution Adjustments” above (it being understood that any such adjustment may be zero and that no such adjustments shall be required with respect to any portion of the exchange property that consists of cash). The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us.

Upon any such termination and receipt of written notice from the purchase contract agent of the same, the collateral agent will release the convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as the case may be, from the pledge arrangement and transfer such convertible preferred stock, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash to the purchase contract agent for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party.

Moreover, claims arising out of the convertible preferred stock will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Pledged Securities and Pledge

The shares of convertible preferred stock that are a component of the Corporate Units or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury securities that are a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged securities related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security or cash, as the case may be, for the related convertible preferred stock as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for Convertible Preferred Stock” and “Description of the Equity Units—Creating Cash Settled Units”;

•

in the case of Treasury Units, to substitute convertible preferred stock for the related Treasury security, as provided for under “Description of the Equity Units—Recreating Corporate Units from Treasury Units”; and

•	upon any early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related convertible preferred stock. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the convertible preferred stock as a component of the Corporate Units, will retain ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. Each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Except as described under “—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units will be registrable at the offices or agency of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, see “Description of the Purchase Contracts—Termination”) at the offices or agency of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.

If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of our common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of our common stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity or security that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity or security described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement;

•	irrevocably elect a contract adjustment payment method to apply;

•	to cure any ambiguity, defect, inconsistency or mistake; or

•

to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units in any material respect.

The purchase contract and pledge agreement will contain provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency or method of payment or reduce any contract adjustment payments;

•

impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•

except as described under “Description of the Purchase Contracts—Early Settlement” or “—Anti-dilution Adjustments,” reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•

adversely affect the holder’s rights under a purchase contract in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders;

•

change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•

reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Equity Units entitled to give or take any demand, direction, consent or other action under the Equity Units, in the manner and subject to the limitations provided in the purchase contract and pledge agreement. In certain circumstances, the purchase contract agent also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular Equity Units, such action may be taken only by persons who are holders of such Equity Units at the close of business on the record date.

No Consent to Assumption; Agreement by Purchasers

Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Merger, Sale or Lease

We will covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, assign or otherwise dispose of all or substantially all of our assets unless:

•

either we are the continuing corporation or the successor entity is an entity duly organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes and this other entity expressly assumes all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock and the remarketing agreement by one or more supplemental agreements;

•

we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer, assignment or other disposition, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement, the convertible preferred stock or the remarketing agreement or in material default in the performance of any other obligations thereunder; and

•	an officer’s certificate and opinion of counsel is delivered to the purchase contract agent.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units, Treasury Units and Cash Settled Units.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units, Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, an indemnity or security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity or security described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon Trust Company, N.A. will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

HSBC Bank USA, National Association will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

HSBC Bank USA, National Association and its affiliates maintain banking relationships with us and HSBC Bank USA, National Association is the collateral agent for our Equity Units issued in May, 2017, as well as the trustee for our 2052 Debentures.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses (including fees and expenses of counsel) related to the retention of the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any fees or expenses (including fees and expenses of counsel) payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units, Treasury Units and Cash Settled Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units, Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related convertible preferred stock, Treasury securities, cash and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

The description in this prospectus supplement is a summary of some of the terms of our convertible preferred stock. The description of the convertible preferred stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, as amended, including the certificate of amendment creating the convertible preferred stock and our by-laws, as currently in effect, and applicable laws. Copies of the certificate of amendment and the form of stock certificate evidencing the convertible preferred stock are available upon request from us.

In this Description of the Convertible Preferred Stock, “we,” “us,” “our” or “the Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.

General

Under our Restated Certificate of Incorporation, as amended, our board of directors designated up to 750,000 shares of our authorized but unissued preferred stock as, and approved a certificate of amendment creating, a series of our preferred stock, designated as the 0% Series D Cumulative Perpetual Convertible Preferred Stock, which we refer to as the “convertible preferred stock.” We shall not (i) change any terms of the convertible preferred stock except as set forth in the certificate of amendment and (ii) issue any additional shares of the convertible preferred stock other than in accordance with the certificate of amendment.

We will issue an aggregate of up to 675,000 shares of the convertible preferred stock, or 750,000 shares if the underwriters exercised in full their over-allotment option on the Corporate Units in full. When issued in accordance with this prospectus supplement and the accompanying prospectus, the convertible preferred stock will be validly issued, fully paid and non-assessable.

Each Corporate Unit includes a 1/10, or 10%, undivided beneficial ownership interest in one share of convertible preferred stock with an initial $1,000 liquidation preference that corresponds to the stated amount of $100 per Corporate Unit.

We do not intend to list the convertible preferred stock that are not a part of Corporate Units on any securities exchange.

Ranking

The convertible preferred stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•

senior to all classes or series of our common stock, and if issued, our authorized Series A Junior Participating Preferred Stock, and to any other class or series of our capital stock expressly designated as ranking junior to the convertible preferred stock;

•

on parity with (a) our 0% Series C Cumulative Perpetual Convertible Preferred Stock and (b) any other class or series of our capital stock expressly designated as ranking on parity with the convertible preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the convertible preferred stock; and

•	junior to our existing and future indebtedness and other liabilities (including trade payables).

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the convertible preferred stock.

In the case of our liquidation, dissolution or winding up, holders of the convertible preferred stock will not have the right to receive any payment or distribution unless all of our liabilities are first paid in full and the priority of any senior stock is satisfied.

Except for $750 million in aggregate liquidation preference of our outstanding 0% Series C Cumulative Perpetual Convertible Preferred Stock, which ranks on parity with the convertible preferred stock, we currently have no capital stock outstanding that is senior to or on parity with the convertible preferred stock. We own substantially all the capital stock of our subsidiaries. As of September 28, 2019, we had $3,954.3 million principal amount of outstanding long-term indebtedness, all of which is senior in right of payment to the convertible preferred stock. In addition, the convertible preferred stock will be structurally subordinated to all debt, preferred stock and other liabilities of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the convertible preferred stock would have any claims to those assets.

No Dividends

The convertible preferred stock will initially not bear any dividends and the liquidation preference of the convertible preferred stock will not accrete.

Dividends Following a Successful Remarketing

In connection with a successful remarketing of the convertible preferred stock, the dividend rate on the convertible preferred stock may be increased as described under “—Increased Dividend Rate and Increased Conversion Rate” below. From and after the settlement date for such a remarketing in connection with which the dividend rate on the convertible preferred stock is increased (a “dividend increase remarketing”), cumulative dividends on the convertible preferred stock will be payable, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, on the $1,000 liquidation preference per share of the convertible preferred stock, payable in cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, unless we have previously irrevocably elected a dividend payment method to apply.

If the dividend on the convertible preferred stock is so increased, dividends will accumulate from the remarketing settlement date or if dividends shall have been paid on the convertible preferred stock thereafter, from the most recent date of payment, and will be payable to investors quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, each a “dividend payment date,” commencing no earlier than February 15, 2023, to the person whose name appears in our stock records at the close of business on the applicable record date, which will be the first day of the month on which the relevant dividend payment date falls (whether or not a business day) or, if the separate shares of the convertible preferred stock are held in global book-entry form, the record date will be the business day immediately preceding the applicable dividend payment date. We refer to each period beginning on and including a dividend payment date (or, if no dividends have been paid on the convertible preferred stock, the remarketing settlement date) to but excluding the next dividend payment date as a “dividend period.”

We will calculate dividends on the convertible preferred stock on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the convertible preferred stock will cease to accumulate upon conversion, as described below.

If a dividend payment date falls on a date that is not a business day, such dividend payment date will be postponed to the next succeeding business day, provided that, if such business day falls in the next succeeding calendar month, the dividend payment date will be brought forward to the immediately preceding business day.

Dividends on the convertible preferred stock after a dividend increase remarketing will accumulate whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.

So long as any shares of convertible preferred stock remain outstanding, except as described below, unless full cumulative dividends on the convertible preferred stock for all past dividend periods (including compounded dividends thereon) shall have been or contemporaneously are declared and paid or declared and a sum or number of shares of common stock sufficient for the payment thereof is set apart for payment, we will not:

•

declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the convertible preferred stock (including our 0% Series C Cumulative Perpetual Convertible Preferred Stock), for any period;

•

redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the convertible preferred stock (including our 0% Series C Cumulative Perpetual Convertible Preferred Stock); or

•	make any contract adjustment payments under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis.

The foregoing sentence, however, will not prohibit:

•

purchases, redemptions or other acquisitions of shares of capital stock ranking junior to the convertible preferred stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the first dividend period for which dividends are unpaid, including under a contractually binding stock repurchase plan;

•

the purchase of, or the payment of cash in lieu of, fractional interests in shares of capital stock ranking junior to the convertible preferred stock issued by us (i) in connection with a bona fide acquisition of a business or (ii) pursuant to the conversion or exchange provisions of such capital stock or securities convertible into or exchangeable for such capital stock;

•

any declaration of a dividend on our capital stock in connection with the implementation of a shareholders rights plan designed to protect us against unsolicited offers to acquire our capital stock, or the issuance of our capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

•

dividends or distributions payable solely in capital stock ranking junior to the convertible preferred stock, or warrants, options or rights to acquire such capital stock, other than any indebtedness or our capital stock ranking, as to dividends or upon liquidation, on parity with or senior to the convertible preferred stock, in each case, convertible into our capital stock ranking junior to the convertible preferred stock; or

•	the conversion into or exchange for other shares of any class or series of capital stock ranking junior to the convertible preferred stock.

We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could, under the above paragraph, purchase or otherwise acquire such shares at such time and in such manner. We refer to the provisions described in this paragraph and the above paragraph as the “dividend blocker provisions.”

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the convertible preferred stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock, we will declare any dividends upon the convertible preferred stock and each such other class or series of capital stock ranking, as to dividends, on parity with the convertible preferred stock pro rata, so that the amount of dividends declared per share of the convertible preferred stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the convertible preferred stock and such other class or series of capital stock (which will not include any accumulation in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other.

Any accumulated and unpaid dividends will accumulate additional dividends at the then-current dividend rate until paid, compounded quarterly, to, but excluding, the payment date. We refer to these additional dividends that accumulate on accumulated and unpaid dividends as “compounded dividends” and the payments in respect thereof as “compounded dividend payments.”

Holders of shares of the convertible preferred stock are not entitled to any dividends in excess of the full cumulative dividends (including compounded dividends) on the convertible preferred stock as described above. Any dividend payment made on the convertible preferred stock will first be credited against the earliest accumulated but unpaid dividends due with respect to those shares which remain payable.

No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the convertible preferred stock. Our ability to declare and pay dividends and make other distributions with respect to our capital stock, including the convertible preferred stock, may be limited by the terms of any indentures, loan agreements or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable Connecticut law.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any dividend (or any portion of any dividend) on the convertible preferred stock (whether or not for a current dividend period or any prior dividend period), determined in the sole discretion of our board of directors, or an authorized committee thereof:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a dividend on the convertible preferred stock in cash, except to the extent we elect, or have previously elected, to make all or any portion of such payment in shares of our common stock. Unless we have previously irrevocably elected a dividend payment method to apply, we will give the holders of the convertible preferred stock notice of any election with respect to any particular dividend payment, the portion of such payment that will be made in cash and the portion of such payment that will be made in common stock no later than eight scheduled trading days prior to the dividend payment date for such dividend.

If we elect, or have previously irrevocably elected, to make any such payment of a dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average of the daily

VWAPs per share of our common stock over the five consecutive trading day period ending on the second trading day immediately preceding the applicable payment date (the “five-day average price”), multiplied by 97%.

Without the consent of any holders of the convertible preferred stock, we may, by notice to such holders, irrevocably elect whether we will pay dividend payments in cash, shares of our common stock or a combination thereof (a “dividend payment method”) and, if applicable, the amount or percentage of a dividend payment to be paid in common stock that will apply to any dividend payment following such notice (unless a dividend payment method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which, for the avoidance of doubt, may be at any time subsequent to the delivery of such notice). Our irrevocable election of a dividend payment method as described herein may be made by us in our sole discretion.

No fractional shares of common stock will be delivered to the holders of the convertible preferred stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on (i) the five-day average price and (ii) the aggregate number of shares of convertible preferred stock held by such holder (or, if the convertible preferred stock is held in global book-entry form, based on the applicable procedures of the depositary for determining such number of shares).

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable by non-affiliates of ours without registration. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Any dividends paid in shares of our common stock will be subject to the listing standards of the New York Stock Exchange, if applicable.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the convertible preferred stock, holders of shares of the convertible preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of $1,000 per share of the convertible preferred stock, plus an amount equal to any accumulated and unpaid dividends (whether or not authorized or declared) (which will only accrue after a dividend increase remarketing) up to but excluding the date of payment, but subject to the prior payment in full of all our liabilities and the payment of our senior stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the convertible preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the convertible preferred stock in the distribution of assets, then holders of shares of the convertible preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the convertible preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of the convertible preferred stock will be entitled to written notice of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of the convertible preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

No Maturity

The convertible preferred stock has no maturity date, but we are permitted to redeem the convertible preferred stock as described under “—Optional Redemption.” Accordingly, the convertible preferred stock will remain outstanding indefinitely unless a holder of shares of the convertible preferred stock decides, subject to satisfaction of the conditions described herein, to convert it, or we elect to redeem it. See “—Conversion Rights,” and “—Optional Redemption” below.

Optional Redemption

We do not have the right to redeem any shares of the convertible preferred stock before December 22, 2022. On or after December 22, 2022, we will have the option to redeem some or all the shares of the convertible preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus any accumulated and unpaid dividends, if any (whether or not declared) (which will only accrue after a dividend increase remarketing) to, but excluding, the redemption date. The redemption price will be paid solely in cash. In connection with a successful remarketing of the convertible preferred stock, the earliest redemption date for the convertible preferred stock may be changed to a later date.

In the event of a redemption, we will request that the depositary notify its participants holding convertible preferred stock or, if the convertible preferred stock is in certificated form, send a written notice by first class mail to each holder of record of the convertible preferred stock at such holders registered address, not fewer than 25 scheduled trading days nor more than 90 calendar days prior to the redemption date, stating, among other things, the redemption price and, if we have not previously irrevocably elected a settlement method to apply, the settlement method of the convertible preferred stock if the holder elects to convert. In addition, we will (i) issue a press release containing such information and (ii) publish such information on our website. In no event will we give any notice of redemption prior to the earlier of a remarketing settlement date and the purchase contract settlement date.

If we give notice of redemption, then, by 12:00 p.m., New York City time, on the redemption date, to the extent funds are legally available, we shall, with respect to:

•

shares of the convertible preferred stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock; and

•

shares of the convertible preferred stock held in certificated form, deposit or cause to be deposited, irrevocably with the paying agent cash sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to holders of such shares of the convertible preferred stock upon surrender to the paying agent of their certificates evidencing their shares of the convertible preferred stock.

If on the redemption date DTC or the paying agent holds cash sufficient to pay the redemption price for the shares of the convertible preferred stock delivered for redemption in accordance with the terms of the certificate of amendment, dividends, if any, will cease to accumulate on those shares of the convertible preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price. Payment of the redemption price for the shares of the convertible preferred stock is conditioned upon book-entry transfer of or physical delivery of certificates representing the convertible preferred stock, together with necessary endorsements, to the paying agent, or to the paying agent’s account at DTC, at any time after delivery of the redemption notice. Payment of the redemption price for the convertible preferred stock will be made (i) if book-entry transfer of or physical delivery of the convertible preferred stock has been made by or on the redemption date, on the redemption date, or (ii) if book-entry transfer of or physical delivery of the convertible preferred stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the convertible preferred stock.

If the redemption date falls after a dividend payment record date that occurs after a dividend increase remarketing and before the related dividend payment date, holders of the shares of convertible preferred stock at the close of business on that dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date. The redemption price payable on such redemption date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date.

In the case of any partial redemption, we will select the shares of convertible preferred stock to be redeemed on a pro rata basis, by lot or any other method that we, in our discretion, deem fair and appropriate.

We do not have the right to authorize, issue a press release or give notice of redemption unless (a) we have funds legally available for the payment of the aggregate redemption price and (b) prior to giving the notice, (i) all accumulated and unpaid dividends on the convertible preferred stock (whether or not declared) for dividend periods ended prior to the date of such notice of redemption shall have been or contemporaneously are declared and paid out of legally available funds and (ii) if the redemption date occurs following a record date that occurs after a dividend increase remarketing and prior to the related dividend payment date, a cash dividend for the related dividend period has been declared and sufficient funds legally available therefor have been set aside for payment of such dividend.

Limited Voting Rights

Holders of shares of the convertible preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the convertible preferred stock are entitled to vote, each share of the convertible preferred stock shall be entitled to one vote.

Preferred Stock Directors

If at any time after a dividend increase remarketing, dividends on the convertible preferred stock have not been declared and paid in full for six or more dividend periods from and after such successful remarketing, whether or not consecutive (which we refer to as a “preferred dividend default”), holders of shares of the convertible preferred stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the convertible preferred stock and each such other class or series of preferred stock)) will be entitled to vote for the election of two additional directors to serve on our board of directors (which we refer to as “preferred stock directors”), until all accumulated unpaid dividends with respect to the convertible preferred stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election to serve until the next annual meeting and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•

a special meeting called by holders of at least 10% of the outstanding shares of the convertible preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•

each subsequent annual meeting (or special meeting held in its place) until all accumulated dividends on the convertible preferred stock and on any other class or series of preferred upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

If and when all accumulated dividends on the convertible preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of the convertible preferred stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director shall be entitled to one vote on any matter.

When a Supermajority Vote is Required

So long as any shares of the convertible preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the convertible preferred stock together with each other class or series of preferred stock ranking on parity with the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred (voting as a single class):

•

authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the convertible preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•

amend, alter or repeal the provisions of our certificate of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the convertible preferred stock; or

•

consummate a binding share exchange or reclassification involving the shares of convertible preferred stock or a merger or consolidation of us with another entity, unless either (i) the shares of convertible preferred stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of convertible preferred stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the convertible preferred stock immediately prior to such consummation, taken as a whole;

provided that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the convertible preferred stock), ranking equally with and/or junior to the convertible preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution and winding-up, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers of the convertible preferred stock, and shall not require the affirmative vote or consent of the holders of the convertible preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of parity stock (including the convertible preferred stock for this purpose), then only the one or more series of parity stock adversely affected and entitled to vote, rather than all series of parity stock, shall vote as a class.

Without the consent of the holders of the convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the convertible preferred stock, and limitations and restrictions thereof, we may amend, alter, supplement, or repeal any terms of the convertible preferred stock for the following purposes:

•

to cure any ambiguity, defect, inconsistency or mistake, or to correct or supplement any provision contained in the certificate of amendment establishing the terms of the convertible preferred stock that may be defective or inconsistent with any other provision contained in such certificate of amendment;

•

to make such other provisions in regard to matters or questions relating to the convertible preferred stock that is not inconsistent with the provisions of the certificate of amendment establishing the terms of the convertible preferred stock; or

•	to waive any of our rights with respect thereto;

provided that any such amendment, alteration, supplement or repeal of any terms of the convertible preferred stock effected in order to (1) conform the terms of the convertible preferred stock to the description contained in this prospectus supplement, (2) implement the changes under “—Increased Dividend Rate and Increased Conversion Rate,” (3) change the earliest redemption date for the convertible preferred stock in connection with a successful remarketing, (4) irrevocably elect a settlement method or dividend payment method to apply or (5) elect for the fundamental change conversion right to apply after a successful remarketing (as well as any increase to any related table of additional shares to be added to the conversion rate, if any) shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the convertible preferred stock.

Holders of shares of the convertible preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the convertible preferred stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the convertible preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of the convertible preferred stock will not have any voting rights with respect to, and the consent of the holders of shares of the convertible preferred stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the convertible preferred stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed upon proper procedures all outstanding shares of the convertible preferred stock.

Conversion Rights

General

Holders of Corporate Units do not have the right to convert their ownership interests in the convertible preferred stock that are a part of such Corporate Units. Only shares of convertible preferred stock that are not a part of Corporate Units may be so converted. Holders of such separate shares of convertible preferred stock that are not a part of Corporate Units may convert their shares into common stock (or cash or a combination of cash and common stock, at our election, unless we have previously irrevocably elected a settlement method to apply) at their option prior to November 15, 2022 only upon the occurrence of a fundamental change if such fundamental change occurs prior to a successful remarketing. In order for a holder of Corporate Units to separate their convertible preferred stock from the purchase contracts in order to convert the convertible preferred stock in connection with a fundamental change prior to a successful remarketing, the holder must either (1) create Treasury Units or (2) settle the related purchase contracts early with separate cash, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above. If a fundamental change occurs prior to a successful remarketing, holders of separate shares of convertible preferred stock can convert such shares at any time from or after the effective date of such transaction until 35 trading days after such effective date.

On and after November 15, 2022, holders of shares of the convertible preferred stock may, at their option, at any time and from time to time, convert some or all of their outstanding shares of the convertible preferred stock.

The conversion rate will initially be                  shares of our common stock per share of convertible preferred stock, which is equivalent to an initial conversion price of approximately $        per share of our common stock. Upon conversion of the convertible preferred stock, we will settle our obligations in the manner set forth under “—Settlement Upon Conversion.”

Upon settlement of a conversion of the convertible preferred stock and except as set forth in the immediately succeeding paragraph, a holder will not receive payment of accumulated and unpaid dividends, if any, as described under “—Dividends Following a Successful Remarketing” and we will not make any payments in respect of or adjust the conversion rate to account for accumulated and unpaid dividends to the conversion date except as provided under “—Adjusted Conversion Rate Upon a Fundamental Change.”

If a holder of shares of convertible preferred stock exercises its conversion rights, on and after the conversion date, those shares will cease to cumulate dividends (if any) as of the end of the day immediately preceding the conversion date. A holder of shares of convertible preferred stock on the record date for the payment of a dividend will receive that dividend notwithstanding a conversion of the convertible preferred stock following such record date to the dividend payment date. However, convertible preferred stock surrendered for conversion after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted; provided that no such payment need be made:

•	if we have specified a redemption date that is after a dividend payment record date and on or prior to the corresponding dividend payment date; or

•	if we have specified a fundamental change conversion deadline (as defined below) that is after a dividend payment record date and on or prior to the corresponding dividend payment date.

In case any shares of convertible preferred stock are to be redeemed, the right to convert those shares of the convertible preferred stock will terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption date, unless we default in the payment of the redemption price of those shares of convertible preferred stock.

Adjusted Conversion Rate Upon a Fundamental Change

If a fundamental change (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” above) occurs prior to a successful remarketing, a holder may elect to convert separate shares of convertible preferred stock in connection with such fundamental change (such right of conversion, the “fundamental change conversion right”). If the stock price (as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares” above) is less than $                (which we refer to as the “conversion price,” and which initially equals the conversion price of the convertible preferred stock), any such conversion in connection with such fundamental change will be at an adjusted conversion rate that will be equal to the $1,000 liquidation preference plus all accumulated and unpaid dividends, if any, to, but excluding such fundamental change settlement date described below (unless the conversion date for a share of convertible preferred stock occurs after the record date for the payment of declared dividends and prior to the related dividend payment date, in which case the conversion rate calculation for such share will not include accumulated and unpaid dividends that will be paid to holders of record on such record date) divided by the average of the closing prices of our common stock for the five consecutive trading days ending on the second business day prior to the fundamental change settlement date (or, in the case of a fundamental change described in clause (i) of the definition of fundamental change where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock) (the “fundamental change settlement price”). Notwithstanding the foregoing, in no event will the conversion rate exceed                  shares of common stock per share of convertible preferred stock (subject to adjustment as set forth under “—Conversion Rate Adjustments” and increase as set forth under “—Increased Dividend Rate and Increased Conversion Rate”), which is equal to the $1,000 liquidation preference divided by 50% of $        (the closing price of our common stock on the pricing date of this offering, which closing price we refer to as the “initial price”).

However, on and after a successful remarketing, there will be no fundamental change conversion right. We may, in connection with a remarketing, nonetheless elect for the fundamental change conversion right to apply to the terms of the convertible preferred stock, but we are not obligated to do so.

The initial price will be adjusted as of any date on which the conversion rate of the convertible preferred stock is adjusted. The adjusted initial price will equal the initial price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion price as of any time is equal to $1,000 divided by the conversion rate as of such time.

A conversion of the convertible preferred stock will be deemed for these purposes to be “in connection with” such a fundamental change (regardless of the stock price) if the conversion date occurs from, and including, the effective date of such fundamental change to, and including, the date we specified in the fundamental change company notice as the last date on which a holder of the convertible preferred stock may exercise the fundamental change conversion right for that fundamental change, which we refer to as the “fundamental change conversion deadline.” The fundamental change conversion deadline will be a date no less than 20 business days nor more than 35 business days after the effective date of such fundamental change, provided that if any purchase contracts are outstanding at the time we give the fundamental change company notice, such date shall not be less than 10 business days following the fundamental change early settlement date we specify for the purchase contracts as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

To the extent practicable, we will provide each holder of convertible preferred stock with a notice of the anticipated effective date of a fundamental change (to the extent such anticipated effective date is expected to occur prior to a successful remarketing unless the fundamental change conversion right also applies after a remarketing as described in this prospectus supplement) at least 20 business days prior to such anticipated effective date, but in any event not later than two business days following our becoming aware of the occurrence of such fundamental change. In addition, if such fundamental change occurs prior to a successful remarketing unless the fundamental change conversion right also applies after a remarketing as described in this prospectus supplement, we will send a notice to holders of a fundamental change within five business days after the effective date of such fundamental change (the “fundamental change company notice”). Such fundamental change company notice will state:

•	the events constituting the fundamental change;

•	the effective date of the fundamental change;

•	the name and address of the paying agent and the conversion agent;

•

the conversion rate and any adjustment to the conversion rate that will result from the fundamental change, or if the stock price is less than the conversion price, the formula for determination of the conversion rate;

•	the procedures that the holder of the convertible preferred stock must follow to exercise the fundamental change conversion right;

•	the fundamental change conversion deadline;

•

unless we have previously irrevocably elected a settlement method to apply, the settlement method for all conversions in exercise of the fundamental change conversion right, including, in the case of combination settlement, the amount of cash per share of convertible preferred stock we will pay in settlement of any such conversions; and

•

if the stock price is less than the conversion price, the date on which all conversions in exercise of the fundamental change conversion right will be settled (the “fundamental change settlement date”), which will be the second business day immediately following the fundamental change conversion deadline.

To exercise the fundamental change conversion right, a holder of a separate share of convertible preferred stock must deliver, on or before the close of business on the fundamental change conversion deadline, the convertible preferred stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our conversion agent. The conversion notice will state:

•	the relevant fundamental change conversion date; and

•	the number of shares of the convertible preferred stock to be converted pursuant to the fundamental change conversion right.

If the convertible preferred stock is held in global form, the conversion notice must comply with applicable DTC procedures.

If the stock price is greater than or equal to the conversion price, the convertible preferred stock as to which the fundamental change conversion right has been properly exercised will be converted into cash, shares of our common stock or a combination thereof at our election, unless we have previously irrevocably elected a settlement method to apply, in accordance with “—Settlement Upon Conversion” below. If the stock price is less than the conversion price, then notwithstanding anything to the contrary, we can elect, unless we have previously irrevocably elected a settlement method to apply, to settle conversions in connection with a valid exercise of the fundamental change conversion right through cash settlement, combination settlement or physical settlement, as follows:

•	any such conversions will settle on the fundamental change settlement date;

•

if we have validly elected physical settlement, we will deliver, in respect of each share of the convertible preferred stock, a number of shares of common stock (and cash in lieu of any fractional shares) equal to the conversion rate described above;

•

if we have validly elected cash settlement, we will deliver an amount of cash per share of convertible preferred stock equal to the conversion rate described above multiplied by the fundamental change settlement price; and

•

if we have validly elected combination settlement, we will deliver, in addition to the amount of cash per share of convertible preferred stock specified in the fundamental change company notice, a number of shares of common stock (and cash in lieu of any fractional shares) equal to a fraction, the numerator of which is (i) the conversion rate described above multiplied by the fundamental change settlement price minus (ii) the amount of cash per share specified in the fundamental change company notice, and the denominator of which is the fundamental change settlement price.

If the holders of our common stock receive only cash in a reorganization event, then notwithstanding the foregoing, for all conversions in connection with a fundamental change that occur after the effective date of such transaction where the relevant stock price is less than the conversion price, the consideration due upon conversion of each such share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate as modified by this “—Adjusted Conversion Rate Upon a Fundamental Change,” multiplied by the fundamental change settlement price for such transaction.

We will, to the extent applicable, comply with listing standards of the New York Stock Exchange in connection with the issuance of our common stock upon any exercise of the fundamental change conversion right.

Conversion Procedures

Holders of shares of the convertible preferred stock represented by a beneficial interest in a global security may convert their shares by complying with the depositary’s procedures and, if required, by paying any dividends as described in this prospectus supplement. Holders of shares of the convertible preferred stock in certificated form may convert some or all of their shares by surrendering to us at our principal office or at the office of our conversion agent, as may be designated by our board of directors or a committee of our board of directors, the certificate or certificates, if any, for the shares of the convertible preferred stock to be converted, accompanied by a written notice stating that the holder of shares of the convertible preferred stock elects to convert all or a specified whole number of those shares in accordance with the provisions described in this prospectus supplement and specifying the name or names in which the holder of shares of the convertible preferred stock wishes the certificate or certificates, if any, for the shares of our common stock to be issued. If the notice specifies a name or names other than the name of the holder of shares of the convertible preferred stock, the notice will be accompanied by payment of all transfer taxes payable upon the issuance of shares of our common stock in that name or names. Other than such transfer taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of our common stock upon conversion of shares of the convertible preferred stock. The date on which the foregoing procedures have been complied with will be deemed the “conversion date” with respect to a share of the convertible preferred stock.

As promptly as practicable after the conversion date with respect to any shares of the convertible preferred stock, we will reflect in our stock records the cancellation of the convertible preferred stock that is being converted and the issuance of such number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock are entitled as a result of the conversion, if any, as of such conversion date (in the case of any physical settlement) or the final day of the observation period (in the case of a combination settlement). In addition, if the common stock to be issued upon conversion is certificated, promptly after the issuance of the common stock certificate (or, if the convertible preferred stock is certificated, promptly after, and in any case, no later than (x) two business days after the surrender of the certificates representing the shares that are converted (in the case of physical settlement) and (y) two business days after the later of the surrender of the certificates representing the shares that are converted and the final day of the observation period (in the case of combination settlement)) we will deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of our common stock to which the holders of such shares of the convertible preferred stock, or the transferee of the holder of such shares of the convertible preferred stock, will be entitled and (ii) if the convertible preferred stock is then certificated and if less than the full number of shares of the convertible preferred stock represented by the surrendered certificate or certificates, if any, or specified in the notice, are being converted, a new certificate or certificates, of like tenor, for the number of shares represented by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the conversion date so that the rights of the holder of shares of the convertible preferred stock as to the shares being converted will cease, except for the right to receive the shares of our common stock.

Holders of shares of the convertible preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of the convertible preferred stock into shares of our common stock, if any. If more than one share of the convertible preferred stock is surrendered for conversion by the same stockholder at the same time, the number of whole shares of our common stock issuable upon conversion of those shares of the convertible preferred stock will be computed on the basis of the total number of shares of the convertible preferred stock so surrendered.

We will at all times reserve and keep available, free from preemptive rights, out of our authorized but unissued shares of capital stock, for issuance upon the conversion of shares of the convertible preferred stock, a number of authorized but unissued shares of our common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of the convertible preferred stock (assuming, for such purposes, that physical settlement is applicable to all conversions).

Before the delivery of any securities upon conversion of shares of the convertible preferred stock, we will comply with all applicable federal and state laws and regulations. All shares of our common stock delivered upon conversion of shares of the convertible preferred stock, if any, will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

Settlement Upon Conversion

To satisfy our obligations upon a conversion, we may elect to pay or deliver, as the case may be, solely shares of our common stock, together with cash in lieu of fractional shares (“physical settlement”), solely cash (“cash settlement”) or a combination of cash and our common stock (“combination settlement”). We refer to each of these elections as a “settlement method.”

We will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions occurring on different conversion dates, except that we will use the same settlement method for (x) all conversions following our delivery of a notice of redemption to holders of the convertible preferred stock to, and including, the related redemption date, regardless of the conversion date and (y) all conversions in connection with a fundamental change. If we elect a settlement method (if we have not previously irrevocably elected a settlement method to apply), we will inform holders so converting through the conversion agent of such settlement method we have selected no later than the second business day immediately following the related conversion date; provided that (x) in the case of any conversions of convertible preferred stock called for redemption, we will elect our settlement method in the redemption notice (or, if we have previously irrevocably elected a settlement method, restate such election) and (y) in the case of a conversion in connection with a fundamental change, we will elect our settlement method in the fundamental change company notice (or, if we have previously irrevocably elected a settlement method, restate such election). If we elect or are deemed to have elected combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 liquidation preference of convertible preferred stock, such specified dollar amount will be deemed to be $1,000. If we do not timely provide notice electing a settlement method in respect of any conversion of the convertible preferred stock, we will be deemed to have elected combination settlement and the specified dollar amount per $1,000 liquidation preference of convertible preferred stock will be equal to $1,000.

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to the number of shares of convertible preferred stock to be converted multiplied by the applicable conversion rate;

•

if we elect cash settlement, we will deliver to the converting holder, in respect of each $1,000 liquidation preference of the convertible preferred stock being converted, cash in an amount equal to the sum of the daily conversion values for each of the 20 consecutive trading days during the related observation period; and

•

if we elect or are deemed to have elected combination settlement, we will deliver to the converting holder in respect of each $1,000 liquidation preference of the convertible preferred stock being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 20 consecutive trading days during the observation period, will consist of:

•

cash equal to the lesser of (i) a dollar amount per share of the convertible preferred stock to be received upon conversion as specified by us in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 20 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value for such trading day; and

•

to the extent the daily conversion value for such trading day exceeds the daily measurement value, a number of shares equal to (i) the difference between such daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

“Daily conversion value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such trading day.

“Observation period” means, with respect to any share of convertible preferred stock being converted, the 20 consecutive trading day period beginning on and including the second trading day after the conversion date for such share of convertible preferred stock, provided that if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the convertible preferred stock as described under “—Redemption” and prior to the relevant redemption date, the observation period shall be the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding such redemption date.

If we elect physical settlement in respect of a conversion, we will deliver the settlement amount to converting holders on the second trading day following the conversion date, but such holders will be deemed to be the owners of the shares of our common stock included in the settlement amount as of the close of business on the conversion date. If we elect cash settlement or if we elect or are deemed to have elected combination settlement, we will pay or deliver, as the case may be, the settlement amount to converting holders on the second trading day following the final trading day of the relevant observation period and such holders will be deemed to be the owners of any of the shares of our common stock included in the settlement amount on the last trading day of the relevant observation period.

Without the consent of any holder of the convertible preferred stock, we may, by notice to the holders through the conversion agent, irrevocably elect a settlement method (and, if applicable, a specified dollar amount) to apply to any conversion following such notice (unless a settlement method has previously been designated) and, subject to the foregoing, specify the effective time of such election (which, for the avoidance of doubt, may be at any time subsequent to the delivery of such notice) provided that we may make such election (i) solely for conversions in connection with a fundamental change, (ii) solely for conversions other than in connection with a fundamental change, or (iii) for both conversions in connection with a fundamental change and for such other conversions, in which case we may elect the same or different settlement method (and, if applicable, the same or different specified dollar amount) for conversions in connection with a fundamental change and for such other conversions. Our irrevocable election of a settlement method as described herein may be made by us in our sole discretion.

We will not issue fractional shares upon conversion of the convertible preferred stock. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP of our common stock on the last trading day of the relevant observation period (in the case of combination settlement).

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of any reorganization event, at and after the effective time of such reorganization event, the conversion rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any conversion of convertible preferred stock, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. However, at and after the effective time of the reorganization event, (i) we will, subject to our ability to irrevocably elect a settlement method, continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion, as set forth under “—Conversion Rights—Settlement Upon Conversion” and (ii)(x) any amount payable in cash upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion as set forth under “—Conversion Rights—Settlement Upon Conversion” will instead be deliverable in the amount and type of exchange property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP and fundamental change settlement price will be calculated based on the value of an exchange property unit that a holder of one share of our common stock would have received in such transaction. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the convertible preferred stock are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock. We will notify holders of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such transaction, then notwithstanding anything herein to the contrary for all conversions that occur after the effective date of such transaction (other than conversions in connection with a fundamental change prior to a successful remarketing where the relevant stock price is less than the conversion price) (i) the consideration due upon conversion of each share of convertible preferred stock shall be solely cash in an amount equal to the conversion rate in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second scheduled trading day immediately following the conversion date. In addition, we will amend the certificate of amendment (1) to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” below, (2) in the case of any transaction that results in the common equity of any entity other than us (or, for the avoidance of doubt, our successor in such transaction) being included as exchange property, (a) by replacing references to “us” or “our” (and similar references) in the definitions of “fundamental change” with references to that other entity and (b) by causing the dividend blocker provisions to apply to that other entity, with its equity securities being deemed stock ranking junior to the convertible preferred stock for this purpose and (3) to include such additional provisions to protect the interests of the holders of convertible preferred stock as our board of directors reasonably considers necessary by reason of the foregoing. We will not become party to any such transaction unless its terms are consistent with the foregoing.

In connection with any adjustment to the conversion rate described below, we will also adjust the initial dividend threshold (as defined under “—Conversion Rate Adjustments”) based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events. To the extent the preceding two paragraphs apply to an event or occurrence, the provisions of “—Conversion Rate Adjustments” shall not apply to such event or occurrence.

Conversion Rate Adjustments

The applicable conversion rate shall be adjusted from time to time for any of the following events that occur following the original issue date of the convertible preferred stock:

(1)

If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where:

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date, or the effective date of such share split or share combination; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this clause (1) shall become effective as of the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we distribute to all holders of our common stock any rights, warrants or options entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS1	+	X
				OS0	+	Y

where:

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of our common stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase our common stock at less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration received by us for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by us. Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. If any right, warrant or option described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.

(3)(a)	If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock, excluding:

(A)	dividends, distributions, rights, warrants or options as to which an adjustment was effected in clause (1) or (2) above;

(B)	dividends or distributions paid exclusively in cash; and

(C)	spin-offs described below in this clause (3),

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0
				SP0	–	FMV

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date and the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the ex-dividend date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, in respect of each share of convertible preferred stock, at the same time and upon the same terms as holders of our common stock and without having to convert its shares of convertible preferred stock, the amount and kind of our capital stock, evidences of indebtedness or other assets or property of ours that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

(b) However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (which we refer to as a “spin-off”), the conversion rate in effect immediately following the 10th trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where:

CR0 = the conversion rate in effect on the 10th trading day immediately following, and including the effective date of the spin-off;

CR1 = the new conversion rate immediately after the 10th trading day immediately following (and including) the effective date of the spin-off;

FMV0 = the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after (and including) the effective date of the spin-off (the “valuation period”); and

MP0 = the average of the closing prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of convertible preferred stock for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate and (y) in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of convertible preferred stock, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such observation period.

If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)

If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.69 per share (the “initial dividend threshold”), the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0 - IDT
SP0 - C

where,

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the ex-dividend date for such dividend or distribution;

SP0 = the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution;

C = the amount in cash per share we distribute to holders of our common stock; and

IDT = the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero.

Any increase to the conversion rate made pursuant to this clause (4) shall become effective as of the open of business on the ex-dividend date for such dividend or distribution. If any such dividend or distribution is not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of convertible preferred stock shall receive, for each share of convertible preferred stock, at the same time and upon the same terms as holders of shares of our common stock and without having to convert its shares of convertible preferred stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate, provided that no adjustment will be made to the initial dividend threshold for any adjustment made to the conversion rate under this clause (4).

(5)

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where:

CR0 = the conversion rate in effect on the trading day on which such tender or exchange offer expires;

CR1 = the conversion rate in effect on the trading day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by us) paid or payable for our common stock purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this clause (5) shall become effective at the close of business on the trading day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

If we have in effect a rights plan while any convertible preferred stock remains outstanding, holders of convertible preferred stock will receive, upon a conversion of convertible preferred stock, in addition to shares of our common stock, if any, rights under our shareholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in the rights plan adopted by us have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of convertible preferred stock would not be entitled to receive any rights in respect of our common stock, if any, delivered upon conversion of convertible preferred stock, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of indebtedness or other assets or property pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its shares of the convertible preferred stock on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our common stock as of the related conversion date based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of at least 20 business days if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the convertible preferred stock a notice of the increased conversion rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased conversion rate takes effect in accordance with applicable law.

No adjustment to the conversion rate will be made if holders of the convertible preferred stock, as a result of holding the convertible preferred stock and without conversion thereof, are entitled to participate at the same time as our common stock holders participate in any of the transactions described above as if such holders of the convertible preferred stock held a number shares of our common stock equal to the conversion rate, multiplied by the number of shares of convertible preferred stock held by such holder, without having to convert their convertible preferred stock.

As used in this section and in “Description of the Purchase Contracts—Anti-dilution Adjustments” above, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

The conversion rate will not be adjusted except as specifically set forth in this “Conversion Rate Adjustments” and in “—Conversion Rights—Adjusted Conversion Rate Upon a Fundamental Change.” Without limiting the foregoing, the conversion rate will not be adjusted for:

•

the issuance of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of ours and the investment of additional optional amounts in shares of our common stock under any plan;

•

the issuance of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•

the issuance of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the convertible preferred stock was first issued;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends, if any; and

•	the issuance of limited partnership units by us and the issuance of our common stock or the payment of cash upon redemption thereof.

All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be. We will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried-forward adjustments (x) when all such carried-forward adjustments aggregate to a change of at least 1% in the conversion rate and (y) regardless of whether the aggregate adjustment is less than 1% (i) on the effective date for any fundamental change, (ii) on the conversion date in respect of any shares of convertible preferred stock for which physical settlement applies and (iii) on each trading day of any observation period in respect of any conversion of convertible preferred stock for which cash settlement or combination settlement applies.

In the event of an adjustment to the conversion rate, holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “United States Federal Income Tax Considerations—U.S. Holders—Convertible Preferred Stock—Constructive Distributions” below. In addition, non-U.S. holders of Corporate Units and convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “United States Federal Income Tax Considerations—Non-U.S. Holders.”

Adjustments of Prices

Whenever any provision of the certificate of amendment requires us to calculate the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including any observation period, the five-day average price and the “stock price” and “fundamental change settlement price” (if applicable) for purposes of this “Description of the Convertible Preferred Stock” section), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the closing prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Transfer Agent, Registrar, Paying Agent, Conversion Agent

The registrar and transfer agent for the convertible preferred stock is Computershare Trust Company, N.A. The paying agent and conversion agent for the convertible preferred stock is The Bank of New York Mellon, Trust Company, N.A.

Remarketing

The convertible preferred stock will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

In connection with a successful remarketing:

•

the dividend rate and/or conversion rate of all outstanding shares of convertible preferred stock (whether or not remarketed) may be increased as described below, the earliest redemption date may be changed to a later date and we may elect for the fundamental change conversion right to apply; and

•	if the dividend rate is increased, dividends will be payable quarterly, when, as and if declared by our board of directors, as described herein.

In order to remarket the convertible preferred stock, our board of directors may, in consultation with the remarketing agent, increase the dividend rate, increase the conversion rate of the convertible preferred stock, change the earliest redemption date to a later date and/or elect for the fundamental change conversion right to apply to the terms of the convertible preferred stock in order to produce the required price in the remarketing.

Remarketing of Shares That Are Not Included in Corporate Units

At any time prior to a remarketing, other than during a blackout period, holders of convertible preferred stock that do not underlie Corporate Units may elect to have their shares of convertible preferred stock remarketed in such remarketing in the same manner as shares of convertible preferred stock that underlie Corporate Units by delivering their shares along with a notice of this election to the custodial agent. The custodial agent will hold the shares of convertible preferred stock in an account separate from the collateral account in which the pledged securities will be held. Holders of shares of convertible preferred stock electing to have their shares remarketed will also have the right to withdraw their election at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding an optional remarketing period or the final remarketing period, as applicable. The “remarketing price per share of convertible preferred stock” means, for each share of convertible preferred stock, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of shares of convertible preferred stock included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the convertible preferred stock in an optional remarketing, the “separate convertible preferred stock purchase price” means the amount in cash equal to the product of (A) the remarketing price per share of convertible preferred stock and (B) the number of shares of convertible preferred stock included in such remarketing that are not part of Corporate Units, which will be the same price on a per share basis, as shares of convertible preferred stock remarketed as Corporate Units. In the event of a successful remarketing, proceeds from the remarketing attributable to holders of separate shares of convertible preferred stock that elected to have their shares remarketed will be remitted by the remarketing agent for the benefit of such holders on the optional remarketing settlement date (in the case of any optional remarketing) or on the purchase contract settlement date (in the case of the final remarketing).

Increased Dividend Rate and Increased Conversion Rate

In the case of a successful remarketing, the dividend rate on the convertible preferred stock may be increased (in which case holders of the convertible preferred stock would be entitled to receive cumulative dividends on their shares when, as and if declared by our board of directors out of funds legally available for the payment of dividends) and/or the conversion rate of the convertible preferred stock may be increased. The increased dividend rate and/or increased conversion rate will become effective on the settlement date of the remarketing (the “remarketing settlement date”), which will be, in the case of a successful optional remarketing, the second business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and, in the case of the final remarketing period, the purchase contract settlement date. If the dividend rate and/or the conversion rate is increased pursuant to a successful optional remarketing, the increased rate(s) will be the dividend rate and/or conversion rate determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear in order for the net remarketing proceeds of such convertible preferred stock to have an aggregate market value on the optional remarketing date of at least 100% of the aggregate of the Treasury portfolio purchase price plus the separate convertible preferred stock purchase price, if any. If the dividend rate and/or the conversion rate is increased pursuant to a successful final remarketing, the increased rate(s) will be the dividend rate and/or conversion rate determined by our board of directors, after consultation with the remarketing agent, as the rate(s) the convertible preferred stock should bear in order for the net remarketing proceeds to equal at least $1,000 multiplied by the number of shares of convertible preferred stock being remarketed. We will not decrease the conversion rate or the dividend rate in connection with a successful remarketing (and, therefore, in no event will the dividend rate be less than zero).

If the convertible preferred stock is not successfully remarketed, neither the dividend rate nor the conversion rate will be increased (and, for the avoidance of doubt, the convertible preferred stock will continue to not bear any dividends).

The remarketing agent is not obligated to purchase any shares of convertible preferred stock that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of convertible preferred stock for remarketing.

Automatic Settlement Upon Failed Final Remarketing

If the convertible preferred stock has not been successfully remarketed on or prior to the last day of the final remarketing period, all ownership interests in shares of convertible preferred stock held as part of Corporate Units will be delivered to us on the purchase contract settlement date in full satisfaction of the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date, unless the holder separately cash settles purchase contracts as described below.

The ownership interest in convertible preferred stock underlying a Corporate Unit will be automatically delivered to us thereby satisfying such holder’s obligations to us under the related purchase contracts in full, unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $1,000 in cash per 10 purchase contracts. Holders of Corporate Units may settle their purchase contracts with separate cash only in integral multiples of 10 Corporate Units.

Payment

So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the convertible preferred stock will be made as described therein.

Form

So long as any separate shares of convertible preferred stock are registered in the name of DTC, as depository for the convertible preferred stock as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate shares of convertible preferred stock will be made as described therein.

Certain Trading Characteristics

After a dividend increase remarketing, the convertible preferred stock is expected to trade at a price that takes into account the value, if any, of accumulated but unpaid dividends (except for declared dividends accrued after a record date and prior to a dividend payment date, which dividends will be payable to the holders as of the record date, as described above); thus, purchasers will not pay, and sellers will not receive, accumulated and unpaid dividends with respect to the convertible preferred stock that is not included in the trading price thereof.

Title

We and any agent of ours will treat the person or entity in whose name securities are registered as the absolute owner of those securities for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Book-Entry Issuance—The Depository Trust Company

The shares of convertible preferred stock that form a part of the Corporate Units will be issued in fully registered form and will be evidenced by one or more global securities held in certificated form in the name of the purchase contract agent. The shares of convertible preferred stock that do not form a part of the Corporate Units will be evidenced by one or more global securities registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global securities will be deposited with the transfer agent as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.

Purchases of the convertible preferred stock under the DTC system must be made by or through direct participants, which will receive a credit for the convertible preferred stock on DTC’s records. The ownership interest of each actual purchaser of each share of convertible preferred stock (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the convertible preferred stock. Transfers of ownership interests on the convertible preferred stock are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in convertible preferred stock, except in the event that use of the book-entry system for the convertible preferred stock is discontinued.

To facilitate subsequent transfers, all convertible preferred stock deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the convertible preferred stock with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the convertible preferred stock; DTC’s records reflect only the identity of the direct participants to whose accounts the shares of convertible preferred stock are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the convertible preferred stock unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the shares of convertible preferred stock are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the convertible preferred stock.

Payments of dividends on the convertible preferred stock, if any, will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the transfer agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the convertible preferred stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the convertible preferred stock.

DTC may discontinue providing its services as securities depository with respect to the convertible preferred stock at any time by giving us or the transfer agent reasonable notice. In the event no successor securities depository is obtained, certificates for the convertible preferred stock will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

DESCRIPTION OF THE CAPPED CALL TRANSACTIONS

Concurrently with this offering of Equity Units, we expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties.” The capped call transactions cover, subject to anti-dilution adjustments, a number of shares of our common stock equal to the initial conversion rate of the convertible preferred stock multiplied by the number of shares of convertible preferred stock underlying the Corporate Units sold in this offering. Each of the capped call transactions has a term of approximately three years and initially has a lower strike price of $        , which corresponds to the initial conversion price for the convertible preferred stock, and an upper strike price of $        , which is approximately     % higher than the closing price of our common stock on November     , 2019. We expect to use approximately $         million of the net proceeds of this offering of Corporate Units to pay the cost of the capped call transactions.

The capped call transactions are separate transactions to be entered into by us and the capped call counterparties described above, are not part of the terms of the Equity Units and will not affect the holders’ rights under the Equity Units. As a holder of the Equity Units, you will not have any rights with respect to the capped call transactions.

The capped call transactions may be settled by net share settlement or, at our option and subject to certain conditions, cash settlement, physical settlement or modified physical settlement (in which case the number of shares we would have received upon physical settlement will be reduced by a number of shares based on the excess, if any, of the volume-weighted average price of our common stock, as measured under the terms of the capped call transactions, over the upper strike price of the capped call transactions). If the capped call transactions are exercised and the volume-weighted average price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the lower strike price of the capped call transactions but not greater than the upper strike price of the capped call transactions, then the value we expect to receive from the capped call counterparties will be generally based on the amount of such excess. As a result, the capped call transactions may partially offset the potential dilution upon conversion of the convertible preferred stock. If, however, the volume-weighted average price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the upper strike price of the capped call transactions, the value we expect to receive upon the exercise of the capped call transactions (or portions thereof) will be approximately equal to (x) the excess of the upper strike price of the capped call transactions over the strike price of the capped call transactions times (y) the number of shares of our common stock relating to the capped call transactions (or the portions thereof) being exercised, in each case as determined under the terms of the capped call transactions. As a result, the economic dilution mitigation under the capped call transactions will be limited based on such capped value. In addition, if we elect physical settlement or modified physical settlement, we will be required to pay an amount of cash for each share underlying the capped call transaction equal to the lower strike price. See “Risk Factors—Risks Related to the Equity Units—The capped call transactions may affect the value of the Equity Units and our common stock.”

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the United States federal income tax considerations of the acquisition, ownership and disposition of the Equity Units (including components thereof) and our common stock acquired under a purchase contract. Unless otherwise stated, this summary deals only with Equity Units (including components thereof) and common stock held as capital assets (generally, assets held for investment) by holders that purchase Equity Units pursuant to this offering at the initial offering price. The tax treatment of a holder may vary depending on the holder’s particular situation. This summary does not address all of the tax considerations that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies; financial institutions; broker-dealers; tax-exempt organizations; regulated investment companies; persons holding Equity Units or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment; partnerships (or other entities classified as partnerships for United States federal income tax purposes) and their partners; expatriates; U.S. Holders (as defined below) whose functional currency is not the U.S. dollar and persons who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements. In addition, this summary does not address any other U.S. federal tax considerations (e.g., the Medicare contribution tax or estate or gift tax) or any aspects of state, local, or foreign tax laws. This summary is based on the Internal Revenue Code of 1986 (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly on a retroactive basis.

Holders should consult their tax advisors as to the particular tax considerations to them of acquiring, owning, and disposing of the Equity Units (including components thereof) and our common stock, including the application and effect of United States federal, state, local and foreign tax laws.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the Equity Units (including components thereof) and our common stock acquired under a purchase contract or that any such position will not be sustained.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Equity Units (including components thereof) or our common stock that is, for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes. A beneficial owner of Equity Units (including components thereof) or our common stock that is not a U.S. Holder or a partnership is referred to herein as a “Non-U.S. Holder.”

If a partnership (including an entity classified as a partnership for United States federal income tax purposes) beneficially owns Equity Units (including components thereof) or our common stock, the treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A holder of Equity Units (including components thereof) or our common stock that is a partnership and partners in such partnership should consult their tax advisors as to the tax considerations to them of acquiring, owning, and disposing of Equity Units (including components thereof) and our common stock.

U.S. HOLDERS

Equity Units

Allocation of Purchase Price. A U.S. Holder’s acquisition of an Equity Unit will be treated as an acquisition of a unit consisting of two components: (i) a 1/10 or 10% undivided beneficial ownership interest in one share of convertible preferred stock and (ii) a purchase contract. The purchase price of each Equity Unit will be allocated between the convertible preferred stock and the purchase contract components in proportion to their respective fair market values at the time of purchase. This allocation will establish a U.S. Holder’s initial tax basis in the convertible preferred stock and in the purchase contract. We will report the initial fair market value of each share of convertible preferred stock as 100% of the purchase price paid for each Equity Unit and the initial fair market value of each purchase contract as $0. This position will be binding upon holders (but not on the IRS) unless holders explicitly disclose a contrary position on a statement attached to their timely filed United States federal income tax returns for the taxable year in which an Equity Unit is acquired. Thus, absent such disclosure, U.S. Holders should allocate the purchase price for an Equity Unit in accordance with the foregoing. The remainder of this discussion assumes that the foregoing allocation of purchase price will be respected for United States federal income tax purposes.

Ownership of Convertible Preferred Stock, Treasury Securities, Cash Collateral or Applicable Ownership Interest in the Treasury Portfolio. U.S. Holders will be treated as owning the convertible preferred stock (or after a successful remarketing, the applicable ownership interest in the Treasury portfolio), Treasury securities or cash constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, for United States federal income tax purposes. We and, by virtue of their acquisition of Equity Units, holders agree to treat the convertible preferred stock (or after a successful remarketing, the applicable ownership interest in the Treasury portfolio), Treasury securities or cash constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, as owned by the holders for United States federal income tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax considerations to a U.S. Holder of owning the convertible preferred stock, Treasury securities, cash or applicable ownership interest in the Treasury portfolio are discussed under the relevant heading below (see “U.S. Holders—Convertible Preferred Stock,” “U.S. Holders—Treasury Units and Treasury Securities,” “U.S. Holders—Treasury Portfolio,” “U.S. Holders—Cash Settled Units” and “U.S. Holders—Remarketing of Convertible Preferred Stock”).

Sale, Exchange, or Other Taxable Disposition of Equity Units. A U.S. Holder that sells, exchanges or otherwise disposes of Corporate Units, Treasury Units, or Cash Settled Units in a taxable disposition (a “disposition”), will be treated as having sold, exchanged or disposed of each component of such unit (i.e , the purchase contract and the convertible preferred stock (or after a successful remarketing, the applicable ownership interest in the Treasury portfolio), Treasury securities or cash, as the case may be, that constitute such Corporate Unit, Treasury Unit, or Cash Settled Unit, as applicable), and the proceeds realized on such disposition will be allocated between the components of such unit in proportion to their respective fair market values at the time of disposition. As a result, and subject to the discussion below under “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Convertible Preferred Stock,” a U.S. Holder will generally recognize gain or loss with respect to each component of a Corporate Unit, Treasury Unit, or Cash Settled Unit, as applicable, equal to the difference between the portion of the proceeds allocable to a given component and such holder’s adjusted tax basis in such component, except to the extent such holder is treated as receiving an amount attributable to (a) accrued but unpaid contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income, or (b) any acquisition discount on the applicable ownership interest in the Treasury portfolio, which amount would be subject to tax as ordinary interest income to the extent not previously included in income. The rules governing the determination of the character of gain or loss on (i) the disposition of the convertible preferred stock and the Treasury securities and (ii) the termination of the purchase contract are summarized under “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Convertible Preferred Stock,” “U.S. Holders—Treasury Units and Treasury Securities—Sale, Exchange or Other Taxable Disposition of Treasury Securities,” and “U.S. Holders—Purchase Contracts—Termination of Purchase Contract” below.

If the disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit occurs when the purchase contract has a negative value, U.S. Holders should be considered to have received additional consideration for the convertible preferred stock (or after a successful remarketing, the applicable ownership interest in the Treasury portfolio), the Treasury securities, or the cash collateral, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from their obligations under the related purchase contract. Holders should consult their tax advisors regarding a disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit at a time when the purchase contract has a negative value. In determining gain or loss, contract adjustment payments that have been received by a holder, but have not previously been included in its income under an alternative treatment of the contract adjustment payments, should either reduce its adjusted tax basis in its purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments previously included in a holder’s income, but not received by the holder, should increase its adjusted tax basis in its purchase contract (see “U.S. Holders—Purchase Contracts—Contract Adjustments Payments” below).

Convertible Preferred Stock

The discussion in this section will apply to U.S. Holders if they hold separate convertible preferred stock or Corporate Units that include convertible preferred stock.

Distributions on Convertible Preferred Stock. Any distribution on our convertible preferred stock (including the fair market value of distributions paid in common stock and the payment of dividends-in-arrears, if any, upon a redemption of our convertible preferred stock after a successful remarketing) will generally be treated as a dividend to a U.S. Holder of our convertible preferred stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the convertible preferred stock, and thereafter as gain from the sale or exchange of the shares. Corporate U.S. Holders will generally be entitled to claim the dividends-received deduction with respect to dividends paid on our convertible preferred stock and such dividends will constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions.

Constructive Distributions. A U.S. Holder may be treated as having received a constructive distribution from us if (1) the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. Holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to our common stock. A constructive distribution on our convertible preferred stock will generally be treated as described under “U.S. Holders—Convertible Preferred Stock—Distributions on Convertible Preferred Stock” above. Thus, under certain circumstances, an increase in (or failure to decrease) the conversion rate might give rise to a taxable dividend to U.S. Holders even though such U.S. Holders would not receive any cash related thereto.

Tax Basis in Convertible Preferred Stock. A U.S. Holder’s initial tax basis in the convertible preferred stock will equal the portion of the purchase price for the Equity Unit allocated to the convertible preferred stock as described above (see “U.S. Holders—Equity Units—Allocation of Purchase Price” above).

Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock. U.S. Holders will generally recognize capital gain or loss on the disposition of convertible preferred stock (including, upon a successful remarketing of the convertible preferred stock, by U.S. Holders that participate in the remarketing) equal to the difference between the amount realized by such a U.S. Holder on such disposition and the U.S. Holder’s adjusted tax basis in such convertible preferred stock. Such gain or loss will generally be long-term capital gain or loss if the holder’s holding period in respect of such convertible preferred stock is more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A redemption of our convertible preferred stock will be treated as a dividend to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles unless the redemption (i) is “not essentially equivalent to a dividend” within the meaning of Section 302 of the Code, (ii) is “substantially disproportionate” with respect to the holder being redeemed, or (iii) completely terminates the holder’s interest in the Company. In determining whether any of these tests have been satisfied, a holder generally must take into account stock actually owned as well as stock treated as constructively owned under the Code. While the determination whether any of the foregoing tests is satisfied depends on a holder’s particular facts and circumstances as of the time of the determination, the IRS has ruled in the past that even a small reduction in the interest held by a stockholder in a publicly traded corporation will be treated as an exchange if the stockholder’s percentage stock ownership is minimal and the stockholder exercises no control over the corporation. U.S. Holders should consult their tax advisors regarding the proper treatment of a redemption of our convertible preferred stock.

In the event of a failed remarketing we intend to treat the delivery of convertible preferred stock by a U.S. Holder of Corporate Units in satisfaction of the purchase contract as a recapitalization for United States federal income tax purposes pursuant to which such U.S. Holder would not recognize gain or loss except to the extent of cash in lieu of a fractional share. Even if the IRS were to treat the convertible preferred stock as having been redeemed by us, we intend to take the position that a holder’s interest in a purchase contract does not adversely affect the holder’s eligibility for sale or exchange treatment upon a redemption of the convertible preferred stock, including upon the delivery of convertible preferred stock in the event of a failed final remarketing, if the redemption would otherwise be treated as “not essentially equivalent to a dividend” as described above.

Conversion of Convertible Preferred Stock into Common Stock. If a U.S. Holder receives only common stock upon a conversion of our convertible preferred stock (other than cash with respect to any fractional share), the U.S. Holder generally will not recognize gain or loss upon the conversion, except with respect to any cash received in lieu of a fractional share. The U.S. Holder’s tax basis in the common stock received in such a conversion will be the same as the holder’s adjusted tax basis in the convertible preferred stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and a U.S. Holder’s holding period for such common stock will include the holder’s holding period for the convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash a U.S. Holder receives in respect of a fractional share and the portion of the U.S. Holder’s tax basis in the convertible preferred stock that is allocable to the fractional share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the conversion, the convertible preferred stock has been held by the holder for more than one year. The deductibility of capital losses is subject to limitations.

Conversion of Convertible Preferred Stock into Cash and Common Stock. If a U.S. Holder receives cash and common stock upon a conversion of our convertible preferred stock, the conversion should be treated as a recapitalization and, unless otherwise indicated, the following discussion assumes such treatment. A U.S. Holder will recognize gain (but not loss) on the conversion in an amount equal to the lesser of (i) the excess, if any, of the amount of cash and the fair market value of the common stock received over the holder’s adjusted tax basis in the convertible preferred stock surrendered and (ii) the amount of cash received (other than cash in lieu of a fractional share). Accordingly, a U.S. Holder’s tax basis in the common stock received in such a conversion will be the same as the holder’s adjusted tax basis in the convertible preferred stock surrendered, increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than with respect to a fractional share), and a holder’s holding period for such common stock will include the holder’s holding period for the convertible preferred stock that was converted. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would equal the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s tax basis in the common stock received (including the fractional share deemed received) that is allocable to the fractional share. Any gain or loss recognized on conversion generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the convertible preferred stock has been held for more than one year. To the extent that the receipt of cash (other than cash in lieu of a fractional share) has the effect of a dividend (which generally will be the case if the receipt of such cash in lieu of shares of our common stock did not result in a meaningful reduction in your equity interest in us under the Section 302 rules described above under “—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock”), such cash would be taxable as a dividend as described above. If the conversion is not treated as a recapitalization, a U.S. Holder may recognize an amount of gain that is different than the amount described above. U.S. Holders should consult their tax advisors regarding the proper treatment of a conversion of convertible preferred stock into cash and our common stock.

Conversion of Convertible Preferred Stock into Solely Cash. If a U.S. Holder receives only cash in respect of convertible preferred stock surrendered for conversion, such holder generally will be treated as having disposed of such convertible preferred stock in a redemption by us and will, subject to rules regarding redemption described above, recognize gain or loss on such disposition. See “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock.”

Treasury Units and Treasury Securities

The discussion in this section will apply to U.S. Holders who hold Treasury Units.

Creating Treasury Units. U.S. Holders of Corporate Units that deliver Treasury securities to the collateral agent in substitution for convertible preferred stock will generally not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the convertible preferred stock. U.S. Holders will continue to take into account items of income otherwise includible by holders with respect to such convertible preferred stock and the Treasury securities, and their adjusted tax bases in the convertible preferred stock, Treasury securities and the purchase contract will not be affected by such delivery and release.

Tax Basis in Treasury Units. The initial tax basis of a U.S. Holder in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. The adjusted tax basis of a U.S. Holder in the Treasury securities will be increased by the amount of any original issue discount (“OID”) included in income with respect thereto.

Income with Respect to Treasury Securities.

A U.S. Holder of a Treasury Unit will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a bond that is originally issued on the date the holder acquires the Treasury securities and that has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. Holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID.

Sale, Exchange, or Other Taxable Disposition of Treasury Securities. U.S. Holders will recognize gain or loss on a disposition of Treasury securities in an amount equal to the difference between the amount realized by holders on such disposition and their adjusted tax basis in the Treasury securities. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if U.S. Holders held such Treasury securities for more than one year immediately prior to such disposition. The deductibility of capital losses is subject to limitations.

Substitution of Convertible Preferred Stock to Recreate Corporate Units. U.S. Holders of Treasury Units that deliver convertible preferred stock to the collateral agent in substitution for Treasury securities will generally not recognize gain or loss upon their delivery of such convertible preferred stock or the receipt of the Treasury securities. U.S. Holders will continue to take into account items of income otherwise includible by holders with respect to such Treasury securities and convertible preferred stock, and their adjusted tax bases in the convertible preferred stock, Treasury securities and the purchase contract will not be affected by such delivery and release.

Cash Settled Units

The discussion in this section will apply to U.S. Holders who hold Cash Settled Units.

U.S. Holders of Corporate Units that deliver cash to the collateral agent in substitution for convertible preferred stock will not recognize gain or loss upon their delivery of such cash or their receipt of the convertible preferred stock. U.S. Holders will continue to take into account items of income otherwise includible by holders with respect to the convertible preferred stock, and their adjusted tax bases in the convertible preferred stock and the purchase contract will not be affected by such delivery and release.

Remarketing of Convertible Preferred Stock

A successful remarketing will be a taxable event for U.S. Holders of convertible preferred stock (other than U.S. Holders of separate convertible preferred stock that elect not to participate in the remarketing) and will have the considerations described above under “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock.”

A U.S. Holder of separate convertible preferred stock that elects not to participate in a successful remarketing should not be treated as having sold, exchanged, or otherwise disposed of its convertible preferred stock in a taxable disposition. Accordingly, such holder’s basis in and holding period for the convertible preferred stock should be the same after the remarketing as they were before the remarketing.

Treasury Portfolio

The discussion in this section will apply to U.S. Holders who hold Corporate Units that include an ownership interest in the Treasury portfolio.

Interest and Other Income. Following a successful optional remarketing (if any), a participating U.S. Holder would generally be required to recognize ordinary income to the extent of the U.S. Holder’s pro rata portion of the interest paid or OID accrued, if any (or, in the case of certain short-term Treasury securities, acquisition discount accrued, if any), with respect to the Treasury securities in the Treasury portfolio. U.S. Holders are urged to consult their tax advisors regarding their tax treatment in respect of their applicable ownership interest in the Treasury portfolio.

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio. A U.S. Holder’s initial tax basis in its applicable ownership interest in the Treasury portfolio would equal its proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. Holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio would be increased by the amount of OID or acquisition discount, if any, previously included in gross income with respect thereto and decreased by the amount of cash, if any, received with respect to the acquisition discount in the Treasury portfolio. Upon the disposition or maturity of a U.S. Holder’s pro rata portion of the Treasury securities in the Treasury portfolio, such U.S. Holder would recognize gain or loss on the difference between the amount realized by such holder on the disposition and such holder’s adjusted tax basis in such Treasury securities. Such gain or loss would generally be short-term capital gain or loss, except to the extent of any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Purchase Contracts

Contract Adjustment Payments. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. Holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to holders. The following discussion generally assumes that the contract payments are so treated for U.S. federal income tax purposes. In this case, you would be required to recognize income even if we pay contract adjustment payments partly or wholly in our common stock. In addition, if we exercise our right to defer contract adjustment payments, U.S. Holders using the accrual method of accounting may be required to continue to recognize income currently for United States federal income tax purposes in respect of such deferred contract adjustment payments, in advance of the receipt of any corresponding cash payments.

Holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any.

The treatment of contract adjustment payments could affect a U.S. Holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit, or the termination of a purchase contract or the tax basis in common stock received as contract adjustment payments. In particular, any contract adjustment payments that have been included in the income of a U.S. Holder using the accrual method of tax accounting, but that have not been paid to such U.S. Holder in cash or common stock, should increase its adjusted tax basis in the purchase contract or our common stock received under the purchase contract. Any contract adjustment payments that have been paid to a U.S. Holder in cash or common stock but have not been included in its income under an alternative treatment of the contract adjustment payments should either reduce its adjusted tax basis in the purchase contract or our common stock received under the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. See “U.S. Holders—Purchase Contracts—Acquisition of Our Common Stock Upon Settlement of a Purchase Contract,” “U.S. Holders—Purchase Contracts—Termination of Purchase Contract” and “U.S. Holders—Equity—Sale, Exchange or Other Taxable Disposition of Equity Units.” A U.S. Holder’s tax basis in common stock paid as a contract adjustment payment will be its fair market value at the time included in income, assuming the treatment of contract adjustment payments as giving rise to income on a current basis is respected.

Acquisition of Our Common Stock upon Settlement of a Purchase Contract. U.S. Holders will generally not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to holders in lieu of a fractional share of our common stock. A U.S. Holder’s aggregate initial tax basis in our common stock received under a purchase contract generally should equal the purchase price paid for such common stock, less the portion of such purchase price allocable to the fractional share and increased in the circumstances described above. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract. U.S. Holders will not recognize gain or loss on the receipt of their proportionate share of convertible preferred stock, Treasury securities or applicable ownership interest in the Treasury portfolio released upon early settlement of a purchase contract, and holders will have the same adjusted tax basis in such convertible preferred stock, Treasury securities or applicable ownership interest in the Treasury portfolio as before such early settlement.

Termination of Purchase Contract. If a purchase contract terminates, U.S. Holders will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and their adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss will generally be capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such holder’s proportionate share of the convertible preferred stock, Treasury securities, cash or applicable ownership interest in the Treasury portfolio released upon termination of the purchase contract and will have the same adjusted tax basis in such convertible preferred stock, Treasury securities, or applicable ownership interest in the Treasury portfolio as before such distribution.

Adjustment to Settlement Rate. Although the application of the constructive distribution rules to a purchase contract is unclear, a U.S. Holder may be treated as having received a constructive distribution from us if (1) the purchase contract settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. Holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate might give rise to a taxable dividend to U.S. Holders even though such U.S. Holders would not receive any cash related thereto. A constructive distribution on our common stock will generally be treated as described under “U.S. Holders—Common Stock—Distributions on Common Stock” below.

Common Stock

Distributions on Common Stock. If we make distributions with respect to our common stock, the distributions will generally be treated as dividends to a U.S. Holder of our common stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Corporate holders will generally be entitled to claim the dividends-received deduction with respect to dividends paid on our common stock and such dividends will constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions.

Sale or Other Taxable Disposition of Common Stock. Upon the sale or other taxable disposition of our common stock, U.S. Holders will generally recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such common stock. Such gain or loss will generally be long-term capital gain or loss if the holder’s holding period in respect of such common stock is more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

NON-U.S. HOLDERS

By purchasing Equity Units, each Non-U.S. Holder agrees to treat the convertible preferred stock (or after a successful remarketing, the applicable ownership interest in the Treasury portfolio), Treasury securities or cash constituting a part of the Corporate Units, Treasury Units or Cash Settled Units, as applicable, as owned by the Non-U.S. Holder for United States federal income tax purposes.

United States Federal Withholding Tax

We intend to withhold (and, if we do not withhold, another withholding agent may choose to withhold) at a rate of 30% on any contract adjustment payments made with respect to a purchase contract. Holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, and whether they may be entitled to a refund or credit from the IRS with respect to amounts withheld with respect to contract adjustment payments.

Subject to the discussion below, United States federal withholding tax at a rate of 30% will generally apply to the dividends, if any (and generally any constructive dividends resulting from certain adjustments or failures to make adjustments as described under “U.S. Holders—Convertible Preferred Stock—Constructive Distributions” and “U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on convertible preferred stock or common stock (or deemed to occur on the purchase contracts). If we determine that such an adjustment (or failure to make an adjustment) results in a constructive dividend to a Non-U.S. Holder, we generally intend to withhold (and, if we do not withhold, another withholding agent may choose to withhold) at a rate of 30% with respect to the constructive dividend and we may withhold on amounts, such as cash or common stock, that would otherwise be payable to the Non-U.S. Holder in order to pay that withholding tax.

If a tax treaty applies, a Non-U.S. Holder may be eligible for a reduced rate or elimination of withholding with respect to actual or constructive dividends, if any, contract adjustment payments, and, if applicable, interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio. In addition, actual or constructive dividends, contract adjustment payments, interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States are generally not subject to United States federal withholding tax, but instead are generally subject to United States federal income tax, as described below. In order to claim any reduction in or exemption from the 30% withholding tax, a Non-U.S. Holder is required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with such holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty so provides, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

United States federal withholding tax will generally not apply to any payment to a Non-U.S. Holder of principal or interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio provided that:

(a)

the Non-U.S. Holder provides its name, address and certain other information on an applicable IRS Form W-8BEN or W-8-BEN-E (or a suitable substitute form), and certifies, under penalties of perjury, that it is not a U.S. person; or

(b)	the Non-U.S. Holder holds its Treasury securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied; and

(c)	the Non-U.S. Holder certifies as to its FATCA status (discussed below) such that no withholding is required pursuant to FATCA on IRS Form W-8BEN or W-8BEN-E (or other applicable form).

United States federal withholding tax will not in general apply to any gain or income realized by a Non-U.S. Holder on the sale or other disposition of the Equity Units, purchase contracts, convertible preferred stock, Treasury securities, applicable ownership interest in the Treasury portfolio, or common stock, except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio, which amounts, in each case, may be subject to withholding as discussed above in this section.

United States Federal Income Tax

Any gain or income realized on the disposition by a Non-U.S. Holder of an Equity Unit (including components thereof), convertible preferred stock or common stock will generally not be subject to United States federal income tax (except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid interest (including OID, if any) on the Treasury securities or the applicable ownership interest in the Treasury portfolio, which amounts may be subject to withholding tax as discussed above under “Non-U.S. Holders—United States Federal Withholding Tax”) unless:

•

such gain or income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the Non-U.S. Holder, by virtue of holding a purchase contract, convertible preferred stock, or shares of our common stock, is considered to own a U.S. real property interest and does not meet the criteria for exemption from United States federal income tax.

Shares of our convertible preferred stock and common stock (and possibly purchase contracts) will generally be treated as U.S. real property interests if we are (or, during a specified period, have been) a “United States real property holding corporation” for United States federal income tax purposes. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

In the event of a failed remarketing we intend to treat the delivery of convertible preferred stock by a Non-U.S. Holder of Corporate Units in satisfaction of the purchase contract as a recapitalization for United States federal income tax purposes pursuant to which such Non-U.S. Holder would not recognize gain or loss except to the extent of cash in lieu of a fractional share. Even if the IRS were to treat the convertible preferred stock as having been redeemed by us, we intend to take the position that a holder’s interest in a purchase contract does not adversely affect the holder’s eligibility for sale or exchange treatment upon a redemption of the convertible preferred stock, including upon the delivery of convertible preferred stock in the event of a failed final remarketing, if the redemption would otherwise be treated as “not essentially equivalent to a dividend” as described above. See “U.S. Holders—Convertible Preferred Stock—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Convertible Preferred Stock.”

If a Non-U.S. Holder is engaged in a trade or business in the United States and any income or gain recognized on an Equity Unit (including components thereof), convertible preferred stock, common stock, Treasury securities or the applicable ownership interest in the Treasury portfolio is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty so provides, is attributable to a U.S. permanent establishment maintained by such holder) as described in the first bullet above, such Non-U.S. Holder will be subject to United States federal income tax (but not withholding tax) on such income or gain on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, in certain circumstances, if a Non-U.S. Holder is a foreign corporation it may be subject to a branch profits tax at a rate of 30% (or such lower rate as an applicable tax treaty may provide).

If a Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition (and certain other conditions are met) as described in the second bullet above, such Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale or other disposition of the Equity Unit (or components thereof), convertible preferred stock or common stock) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

Payments of interest (including OID, if any) or dividends (including constructive dividends) with respect to, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or convertible preferred stock or common stock and contract adjustment payments will generally be subject to information reporting and United States federal backup withholding at the rate then in effect if a Non-U.S. Holder receiving such payment fails to comply with applicable United States information reporting or certification requirements. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA,” and Treasury Regulations and administrative guidance promulgated thereunder require withholding at a rate of 30% on certain payments made to certain foreign financial institutions (including investment funds), unless such institution (i) agrees to report to the IRS, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interest or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our Equity Units (including components thereof) are held will affect the determination of whether such withholding is required. Similarly, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial non-U.S. entity that does not qualify under certain exceptions unless such entity either (i) certifies to us (or an applicable withholding agent) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we (or an applicable withholding agent) will in turn provide to the IRS.

These withholding taxes will be imposed on dividends (including constructive dividends), if any, paid with respect to the convertible preferred stock and shares of our common stock and on interest, if any, and OID paid with respect to the Treasury Securities or applicable ownership interest in the Treasury portfolio, in each case, to foreign financial institutions or non-financial foreign entities that fail to satisfy the above requirements. These withholding taxes could also apply to contract adjustment payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Non-U.S. Holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in the Equity Units.

UNDERWRITING

We and the underwriters named below for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, are acting as representatives, have entered into an underwriting agreement with respect to the Equity Units. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Equity Units indicated in the following table.

Underwriters	Number of Equity Units to be Purchased
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC

Total	6,750,000

The underwriters are committed to take and pay for all of the Equity Units being offered, if any are taken.

Equity Units sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Equity Units sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to $         per Equity Unit. If all the Equity Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Equity Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more Equity Units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 750,000 Equity Units from us to cover such sales. They may purchase those additional Equity Units within a 12-day period beginning on the issue date of the Equity Units. If any Equity Units are purchased pursuant to this option, the underwriters will severally purchase Equity Units in approximately the same proportion as set forth above.

The Equity Units are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Equity Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Equity Units.

We and certain of our executive officers have agreed that, for a period of 60 calendar days from the date of this prospectus supplement, they will not, without the prior written consent of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such executive officer or any affiliate thereof or any person in privity with such executive officer or any affiliate thereof), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. The foregoing sentence shall not apply to (i) transactions by each of the executive officers involving the disposition of not more than 100,000 shares of common stock; (ii) transactions by each of the executive officers relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering; (iii) transfers by such executive officers of shares of our common stock or common stock equivalents as a bona fide gift or by will or intestacy, including transfers to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the executive officer and immediate family members, provided that (a) each transferee that is not a not-for-profit or religious organization agrees to be similarly restricted for the 60 day period and (b) no party, including the executive officer, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act, in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the restricted period referred to in the foregoing sentence); (iv) transactions by such executive officers, pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act in existence as of the date of this prospectus supplement; (v) the creation of a trading plan established pursuant to Rule 10b5-1 under the Exchange Act; provided that no transactions are made pursuant to such plan until the expiration of the restricted period referred to in the foregoing sentence; or (vi) the exercise by such executive officers of options to purchase shares of common stock pursuant to the surrender of options to purchase shares of our common stock or sale of shares of our common stock to satisfy the applicable aggregate exercise price (and applicable withholding taxes, if applicable) required to be paid upon such exercise. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

Paid by Stanley Black & Decker, Inc.
	No Exercise	Full Exercise
Per Equity Unit	$	$
Total	$	$

In connection with this offering, the underwriters may purchase and sell the Equity Units and shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales in excess of the number of Equity Units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales made in an amount up to the number of Equity Units represented by the underwriters’ option to purchase additional Equity Units. In determining the source of Equity Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the option to purchase additional Equity Units. Transactions to close out the covered syndicate short involve either purchases of Equity Units in the open market after the distribution has been completed or the exercise of the option to purchase additional Equity Units. The underwriters may also make “naked” short sales of Equity Units in excess of the option to purchase additional Equity Units. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that will adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Equity Units and shares of our common stock in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase Equity Units originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Equity Units. They may also cause the price of the Equity Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties,” concurrently with the issuance of the Equity Units. We intend to use a portion of the net proceeds of this offering to pay the cost of the capped call transactions.

In connection with establishing their initial hedges of these transactions, the capped call counterparties have informed us that they or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the Equity Units. These activities could have the effect of increasing, or limiting a decline in the market price of our common stock and/or Equity Units concurrently with or shortly after the pricing of the Equity Units.

The capped call counterparties have also informed us that they or their affiliates are likely to modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock in secondary market transactions while the Equity Units are outstanding. The effect, if any, of these transactions and activities on the market price of our common stock or the Equity Units will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the Equity Units, and as a result, the amount of cash and/or number of shares of our common stock, if any. See “Description of the Capped Call Transactions” and “Risk Factors—Risk Factors Relating to the Equity Units.” The capped call transactions may affect the value of the Equity Units and our common stock.

This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the purchase contracts and the remarketing of the convertible preferred stock.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $         and will be payable by us.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the underwriters may be required to make in respect of such liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under our credit facilities.

Additionally, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Equity Units offered hereby. Any such short positions could adversely affect future trading prices of the Equity Units offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If we enter into capped call transactions with affiliates of the underwriters, affiliates of the underwriters may receive more than 5% of the net proceeds of the offering. In case this occurs, the offering will be conducted in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2720(a)(1).

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no Equity Units have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Equity Units which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that offers of Equity Units may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Equity Units shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Equity Units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Equity Units to be offered so as to enable an investor to decide to purchase or subscribe for any Equity Units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000, as amended, “FSMA”) received by it in connection with the issue or sale of any Equity Units in circumstances in which section 21(1) of the FSMA does not apply to Stanley Black & Decker, Inc.; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Equity Units in, from or otherwise involving the United Kingdom.

Hong Kong

The Equity Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of

Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA, and each underwriter has agreed that it will not offer or sell any Equity Units, directly or indirectly, in Japan or to or for the benefit of any “resident” of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has advised that it has not offered or sold any Equity Units or caused the Equity Units to be made the subject of an invitation for subscription or purchase and will not offer or sell any Equity Units or cause the Equity Units to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Equity Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Equity Units pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Equity Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The Equity Units may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31- 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Equity Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Donald J. Riccitelli, Corporate Counsel of Stanley Black & Decker, Inc., Day Pitney LLP, Hartford, Connecticut and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York are representing us in connection with this offering. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. (the Company) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 29, 2018 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 29, 2018 (excluding the internal control over financial reporting of Nelson Fastener Systems), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of the Company’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Nelson Fastener Systems from the scope of such firm’s audit of internal control over financial reporting, included by reference therein, and incorporated herein by reference. Such financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 29, 2018 (which did not include an evaluation of the internal control over financial reporting of Nelson Fastener Systems) have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

Stanley Black & Decker, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock or shares of our preferred stock;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock or other securities; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 8 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SWK.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell: common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock or preferred stock; depositary shares; or stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or a free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Stanley Black & Decker, Inc.,” the “Company,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2016 from our definitive proxy statement on Schedule 14A filed with the SEC on March 8, 2017;

•	Quarterly Reports on Form 10-Q for the quarters ended April 1, 2017, July 1, 2017 and September 30, 2017;

•

Current Reports on Form 8-K filed with the SEC on January 5, 2017, January 5, 2017, January  19, 2017, March 14, 2017, April  25, 2017, May 17, 2017 and October 24, 2017 (election of a new director and amendments to our bylaws); and

•

The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on March 12, 2010, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, and any accompanying prospectus supplement, and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to invest in product, brand and commercialization of the Craftsman brand in previously underpenetrated channels, enhance innovation and add manufacturing jobs in the U.S. to support growth;

•	inability to successfully integrate Newell Tools while remaining focused on our diversified industrial portfolio strategy;

•	inability to deliver overall organic growth;

•	inability to maintain and improve the overall profitability of our operations;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•

failure to successfully identify, complete and integrate, and realize cost and revenue synergies associated with, acquisitions, as well as integrate existing businesses and form new business platforms;

•	discontinued acceptance of technologies used in our products and services (including the new DEWALT FlexVolt™ product);

•	inability to limit restructuring and other payments associated with recent acquisitions;

•	inability to manage existing Sonitrol franchisee and Mac Tools relationships;

•	inability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs;

•	the extent to which proceeds are realized with respect to any business or product line disposals;

•	the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued;

•	failure of our efforts to manage freight costs, steel and other commodity costs as well as capital expenditures;

•

inability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts;

•	inability to generate free cash flow and maintain a strong debt to capital ratio;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to obtain favorable settlement of tax audits;

•

inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible, including realizing tax credit carry forward amounts within the allowable carry forward periods;

•	inability to access credit markets under satisfactory terms;

•	inability to negotiate satisfactory price and payment terms under which we buy and sell goods, services, materials and products;

•	inability to successfully develop, market and achieve sales from new products and services;

•	unavailability of cash to repurchase shares when conditions are right;

•	failure of our marketing and sales efforts, including the inability to develop and market new and innovative products at the right price points in both existing and new markets;

•	inability to maintain or improve production rates in our manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products;

•	inability to continue improvements in working capital through effective management of accounts receivable and inventory levels;

•	inability to continue successfully managing and defending claims and litigation;

•

failure of our efforts to mitigate any adverse earnings impact resulting from, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real, or other currency fluctuations;

•	the geographic distribution of our earnings;

•	lack of commitment to, and failure of, the Stanley Fulfillment System;

•	failure to successfully implement with expected results cost reduction programs;

•	challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions by other EU member states;

•	the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey;

•	pricing pressure and other changes within competitive markets;

•	the continued consolidation of customers particularly in consumer channels;

•	inventory management pressures on our customers;

•	the impact a tightened credit market may have on us or our customers or suppliers;

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by customers or suppliers;

•	increasing competition;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

•	the timing and extent of any inflation or deflation;

•	the impact of poor weather conditions on sales;

•	currency exchange fluctuations;

•	the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and our debt program;

•	the strength of the U.S. and European economies;

•	the impact from demand changes within world-wide markets associated with homebuilding and remodeling;

•

the impact of events that cause or may cause disruption in our supply, manufacturing, distribution and sales networks such as war, terrorist activities and political unrest, including hostilities on the Korean Peninsula; and

•	recessionary or expansive trends in the economies of the world in which we operate.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports and other information filed with the SEC.

STANLEY BLACK & DECKER, INC.

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global provider of power and hand tools, products and services for various industrial applications, mechanical access solutions (primarily automatic doors), electronic security and monitoring systems, healthcare solutions and engineered fastening systems. Stanley®, Black & Decker® and DeWalt® along with the family of Stanley Black & Decker, Inc. brands are recognized around the world for quality, innovation and value and are among the world’s most trusted brands.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in the prospectus and any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and fixed charges. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) the portion of rents representative of interest.

		For the Fiscal Year
	Nine Months Ended September 30, 2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges (1)	7.8X	6.9X	7.0X	6.7X	4.4X	4.4X

(1)	We paid no preference dividends during any of the periods indicated above.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in an accompanying prospectus supplement or pricing supplement. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement. Copies of the Indentures may be obtained from Stanley Black & Decker, Inc. or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct general unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner of our subsidiaries.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•	the title of debt securities, whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•

the right, if any, to extend the interest payment periods and defer interest payments, and the duration of any such deferral period, including the maximum consecutive periods during which interest payments may be deferred;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•

whether any of the debt securities will be issued in global form in the name of a depository and, if so, the terms and conditions upon which global debt securities will cease to be issued in the name of a depository and exchanged for debt securities of smaller denominations issued in the name of investors and/or their direct or indirect nominees;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the material federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Certain Covenants

Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•

contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Limitation on Liens

The Senior Indenture provides that if we or any Restricted Subsidiary (as defined below) shall issue, assume or guarantee any evidence of indebtedness for money borrowed (“Indebtedness”) secured by a mortgage, security interest, pledge or lien (“Mortgage”) on any Principal Property (as described below), or shares of stock or Indebtedness of any Restricted Subsidiary, we will secure or cause such Restricted Subsidiary to secure any debt securities issued under the Senior Indenture (the “Senior Securities”) equally and ratably with such secured Indebtedness (for so long as such secured Indebtedness remains to be so secured), unless the aggregate amount of all such secured Indebtedness, together with all Attributable Debt (as defined below) outstanding pursuant to the first paragraph of the “Limitation on Sale and Lease-back Transactions” covenant described below, would not exceed 10% of Consolidated Net Worth (defined below). The Subordinated Indenture does not contain a similar limitation on liens.

Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the indenture or at the time of acquisition by us or a Restricted Subsidiary (including acquisition through merger or consolidation), (c) Mortgages securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, (d) purchase money and construction Mortgages entered into within specified time limits, (e) mechanics’ liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of ours or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or which are being contested in good faith, or (f) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus any premium or fee payable in connection with such transaction.

Limitation on Sale and Lease-back Transactions

The Senior Indenture provides that neither we nor any Restricted Subsidiary may enter into any sale and lease-back transaction involving any Principal Property unless the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the first paragraph of the “Limitation on Liens” covenant described above, would not exceed 10% of Consolidated Net Worth.

Such limitation will not apply to any sale and lease-back transaction if (a) the lease is for a period of not more than three years, (b) the purchaser’s commitment is obtained within a specified period after the acquisition, construction or placing in service of the Principal Property, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or instrumentality or agency thereof, (d) the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries, (e) we or such Restricted Subsidiary would be entitled as described in “Limitation on Liens,” above, to mortgage such Principal Property without equally and ratably securing the Senior Securities, or (f) we or such Restricted Subsidiary, within 180 days after the effective date of the transaction, apply to the retirement of Senior Securities or other Indebtedness of ours or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Property leased, if the transaction is for cash, or (ii) the fair market value of the Principal Property leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Senior Securities delivered to the trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired (including any premium or fee paid in connection therewith) within such 180 days.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that (a) if we are not the surviving corporation, the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest, if any, on the debt securities issued under the Indenture and the performance and observance of the Indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the Indenture.

Definition of Certain Terms

“Restricted Subsidiary” means a Subsidiary (as defined below) (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary or which is primarily engaged in the business of a finance company either on a secured or an unsecured basis.

“Principal Property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by us or a Restricted Subsidiary, exclusive of (i) motor vehicles, mobile materials-handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which our board of directors determines is not material to the operation of our business and our Subsidiaries taken as a whole.

“Consolidated Net Worth” means the excess over current liabilities of all assets properly appearing on our consolidated balance sheet after deducting the minority interests of others in Subsidiaries.

A “Subsidiary” is defined to mean any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by us or by one or more Subsidiaries of ours or by us and one or more Subsidiaries.

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of lease included in such transaction.

Events of Default

The following events are defined in the Indentures as “Events of Default” with respect to any series of debt securities:

•	default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

•	default in the performance of any other covenant for 90 days after notice;

•

involuntary acceleration of the maturity of our indebtedness in excess of $10 million for money borrowed which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 10 days after notice;

•	entry of certain court orders which would require us to make payments exceeding $25 million and where 60 days have passed since the entry of the order without it having been satisfied or stayed;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the debt securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

The Indentures provide that the trustee shall, within 90 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

•	under the Senior Indenture, the trustee shall have been offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	under the Subordinated Indenture, the trustee shall have been offered such reasonable indemnity as it may require against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient, in the opinion of an independent firm of certified public accountants, to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee (i) an opinion of counsel stating that the money and government obligations or other property deposited with the trustee to be held in trust will not be subject to any case or proceeding under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Modification and amendment of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•

reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, debt securities of any series,

•

change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of an original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

•	change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to debt securities of any series is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series,

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•	reduce the requirements for quorum or voting by holders of a particular series of debt securities,

•

modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•	make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms, or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the Indenture with respect to the debt securities of such series, except a default:

•	in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

•	in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security of such series.

Under the Indentures, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the Indentures and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon written request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each investor’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of a beneficial interest in a global security may only exchange such interest for certificated securities registered in such holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities cease to be represented by global certificates, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate trust office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Benefits of Indentures

Nothing in the Indentures will confer upon or give any person other than us, the trustee, our and its successors, and the person or persons in whose names the debt securities of a particular series are registered in the security register for the debt securities of such series, any benefit, right, remedy or claim under the Indentures.

Governing Law

The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

Regarding the Trustee

The Senior Indenture Trustee is The Bank of New York Mellon Trust Company, N.A., as successor trustee to JPMorgan Chase Bank N.A., and the Subordinated Indenture Trustee is HSBC Bank USA, National Association. The Trustees are permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustees acquire any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities or other securities or property. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Connecticut Business Corporation Act (the “CBCA”), our restated certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the CBCA, as it may be amended from time to time, and to the terms of the restated certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, without par value. The number of authorized shares of any class may be increased or decreased by an amendment to our restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities or preferred stock which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Connecticut and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable certificate of amendment to a certificate of incorporation and the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation and the bylaws. Provisions of the CBCA, the certificate of incorporation and the bylaws, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board of Directors

The certificate of incorporation provides that the board of directors shall consist of not less than nine nor more than eighteen directors, the exact number to be fixed by the board of directors from time to time. At each annual meeting of the shareholders, each nominee for director shall stand for election to a one-year term expiring at the next annual meeting of shareholders. Despite the expiration of a director’s term, such director shall continue to serve until either the director’s successor shall have been duly elected and qualified or there is a decrease in the number of directors. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors may be removed from office, but only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.

Shareholder Action by Written Consent; Special Meetings

Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

The bylaws provide that special meetings of shareholders may only be called by:

•	the chairman of the board;

•	the chief executive officer;

•	the secretary; or

•	the chairman of the board, the chief executive officer or the secretary upon the written request of the holders of not less than thirty-five percent (35%) of our outstanding voting stock.

In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.

Advance Notice Requirements for Director Nominations and Other Proposals

Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received at our executive offices at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our bylaws require that all directors be shareholders of record.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth certain information including:

•	the name, and record addresses of the nominating shareholder, and any other person on whose behalf the nomination is being made, and the nominee;

•	the class or series and number of shares of our capital stock which are beneficially or of record owned by the nominating shareholder or such other person;

•	a description of all arrangements or understandings between the nominating shareholder or such other person and any nominee(s) in connection with the nomination;

•

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other solicitations of proxies for election of directors or as otherwise required to be disclosed pursuant to the Exchange Act had the nominee been nominated by the board of directors;

•	a consent of the nominee to be named in the proxy statement and to serve if elected; and

•	a representation that the nominating shareholder intends to appear in person or by proxy at the meeting to make such nomination.

Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the complete text of any resolutions to be presented;

•	the name and record address of that shareholder and any other person on whose behalf the proposal is made;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder or such other person;

•

a description of all arrangements or understandings between that shareholder and any such other person in connection with the proposal of that business and any material interest of that shareholder or such other person in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

Antitakeover Legislation

We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of Stanley Black & Decker, Inc. and owned 10% or more of our voting power within the past five years.

Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any business combination involving an interested shareholder. This voting requirement does not apply if:

•	2/3 of our disinterested directors expressly approve the proposed business combination; or

•	The following conditions are satisfied:

•

The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock; and

•	A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination.

This 80% vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than 80% of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.

Notwithstanding the 80% vote required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(g) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located. Section 33-756(g) of the CBCA also allows a director to consider, in the discretion of such director, any other factors the director reasonably considers appropriate in determining what the director reasonably believes to be in the best interest of the corporation.

Limitation of Liability of Directors

The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director’s duty to the corporation, amount to an abdication of the director’s duty to the corporation, or create liability for an unlawful distribution. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

•	is or was our director, officer, employee or agent, or

•	served at our request as a director, officer, employee or agent of another corporation.

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock or preferred stock, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	material U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant affected thereby.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, Stanley Black & Decker, Inc. may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, we are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as to matters of New York law and matters of Connecticut law will be passed upon for us by Donald J. Riccitelli, our Assistant General Counsel. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2016 and January 2, 2016 and for each of the three years in the period ended December 31, 2016, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2016 filed with the SEC on February 15, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

6,750,000 Equity Units

(Initially Consisting of 6,750,000 Corporate Units)

Stanley Black & Decker, Inc.

Preliminary Prospectus Supplement

Citigroup

Credit Suisse

Wells Fargo Securities

November     , 2019